Part II and Part III

Preliminary Offering Circular dated December 26, 2019

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two (2) business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated December 26, 2019

American Energy Partners, Inc.

1275 Glenlivet Drive

Suite 100

Allentown, PA 18106

(610) 217-3275

http://www.americanenergy-inc.com

$2,500,000

833,333,333 SHARES OF COMMON STOCK

$0.003 PER SHARE

This is the offering of securities of American Energy Partners, Inc., a Colorado corporation. We are offering 833,333,333 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.003 per share (the “Offered Shares”). This Offering will terminate on twelve (12) months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). If, on the initial closing date, we have sold less than the maximum number of Offered Shares, then we will hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the maximum number of Offered Shares or (ii) the Termination Date. The minimum purchase requirement per investor is $10,000 per investor; however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Under Tier 1 offering, a company can raise up to $20 million in any 12-month period. For Tier 1 offerings, the offering circular must be filed with, and is generally subject to review and qualification by, the staff at the SEC and by the securities regulator in the states where the offering is being conducted. The financial statements disclosed in a Tier 1 offering do not have to be audited.

The offering will be at a fixed price of $0.003 per share. The Offered Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

Our common stock currently trades on the Pink Open Market under the symbol “AEPT.” Our common stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent; however, we may engage various securities brokers to place shares in this offering with investors for commissions of up to 10% of the gross proceeds.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

See “Risk Factors” to read about factors you should consider before buying shares of common stock.

As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the Company’s bank account and may dispose of the proceeds in accordance with the Use of Proceeds.

Sale of these shares will commence within two (2) calendar days of the qualification date.

This offering is being made pursuant to Tier 1 of Regulation A following the Offering Circular Form 1-A disclosure format.

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum (1)	Total Minimum (1)
Price to public (4)	$0.003	$0.003	$0.003
Underwriting discount and commissions (2)	$0	$0	$0
Proceeds to issuer (before expenses) (3))	$0	$625,000	$2,500,000
Proceeds to other persons	0	0	0

(1)	This is a “best efforts” offering. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(2)	We are offering these securities without an underwriter.

(3)	Excludes estimated total Offering expenses, including underwriting discount and commissions, will be approximately $100,000 assuming the maximum offering amount is sold. Please note, that should the Company not incur any offering expenses, the entirety of the respective amounts shall be allocated to Working Capital. See “Use of Proceeds.”

(4)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.

Our Board of Directors used its business judgment in setting a value of $0.003 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is December 26, 2019

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, however, we may engage various securities brokers to place shares in this offering with investors on a commission basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the State of New York and in the State of Florida. However, in the event that management is unsuccessful in raising the required funds in the aforementioned states, the Company may file a post qualification amendment to include additional jurisdictions that Management has determined to be in the best interest of the Company for the purpose of raising the maximum offer. In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer, or ACH. Investors must answer certain questions to determine compliance with the investment limitations under the Securities Act of 1933. As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

NOTICE TO FLORIDA RESIDENTS

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

Each state has separate filing requirements for tier 1 regulation a+ filings: for example, Florida requires the following:

Florida accepts the uniform application to register securities and allows for electronic signature of forms.

Registration requires filing or delivery of:

A)	Filing fee

B)	Application form

C)	Financial statements

D)	A consent to service of process (form u2)

E)	Sec form 1-a with exhibits

F)	Detailed itemization of all offering expenses

G)	Corporate resolution

H)	Incorporation documents and exhibits

I)	Options and warrants policy

J)	Applicant escrow agreement of offering proceeds (if applicable)

i

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “American Energy Partners, Inc.,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of American Energy Partners, Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business,” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our ability to successfully develop material revenue streams from our developmental activities, many of which are close to start up and not operating at the present time.

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

ii

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “American Energy Partners, Inc.” was originally incorporated on October 12, 2004, under the laws of the State of Nevada, under the name “Converde Energy USA, Inc.” to engage in any lawful corporate undertaking. On July 11, 2017, the Company changed its name to “American Energy Partners, Inc.” and its corporate domicile to the State of Colorado by filing articles of conversion of the Company in the State of Nevada. In connection with this conversion, the Company engaged in a one for 20 reverse split of the Company’s Common Stock. The trading symbol for the Common Stock was changed from “XFUL” to “AEPT.”

The Company’s mailing address is PO Box 443 Allentown, PA 18105, Phone: 610-217-3275, e-mail: contact@americanenergy-inc.com. We maintain a website at http://www.americanenergy-inc.com/. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through our website, a part of this Offering Circular.

American Energy Partners, Inc. serves as the holding company for multiple subsidiaries. The Company is comprised of four (4) subsidiaries that are involved in the energy operations of the Company, design, build, and operate regional water treatment facilities that serve the industrial and energy sectors:

(i)	Hydration Company of PA LLC, a Pennsylvania limited liability company (water exploration, augmentation, and treatment of impacted waters company) hereinafter referred to as “Hydration;”

(ii)	American Energy Solutions LLC, a Pennsylvania limited liability company (an industrial waste stream treatment company) hereinafter referred to as “AES;”

(iii)	Gilbert Oil & Gas Company, LLC, a Pennsylvania limited liability company (focused on generating long-term shareholder value through drilling, operating, and partnership opportunities in the upstream oil and gas space) hereinafter referred to as “Gilbert;” and

(iv)	Hickman Geological Consulting, LLC, a Pennsylvania limited liability company (full-service valuation and geotechnical services company) hereinafter referred to as “HGC.”

Prior Regulation A Offering

Our prior Regulation A offering (qualified on October 25, 2017) was terminated on June 1, 2018. The pertinent form 1-Z was filed by the Company later than 30 calendar days after the termination said offering: on September 25, 2019.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The Board of Directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements, and other factors.

Trading Market

Our Common Stock trades in the Pink Open Market under the symbol “AEPT.” The Issuer’s securities have not recently been delisted by any securities exchange. The Issuer filed a Form 15 with the Securities and Exchange Commission de-registering its Common Stock on July 17, 2009.

BUSINESS

Our History

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “American Energy Partners, Inc.” was originally incorporated on October 12, 2004, under the laws of the State of Nevada, under the name “Converde Energy USA, Inc.” to engage in any lawful corporate undertaking. On July 11, 2017, the Company changed its name to “American Energy Partners, Inc.” and its corporate domicile to the State of Colorado by filing articles of conversion of the Company in the State of Nevada. In connection with this conversion, the Company engaged in a one for 20 reverse split of the Company’s Common Stock. The trading symbol for the Common Stock was changed from “XFUL” to “AEPT.”

Our mailing address is PO Box 443 Allentown, PA 18105, Phone: 610-217-3275, e-mail: Contact@americanenergy-inc.com. We maintain a website at http://www.americanenergy-inc.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Our Business

American Energy Partners, Inc. is a group of companies that focus on providing solutions in the space where energy production and water meet technology. Our subsidiaries, Hydration, AES, Gilbert, and HGC control energy operations as well as design, build and operate regional water treatment facilities that serve the industrial and energy sectors. Through the vertical integration of these companies, AEPT believes it can achieve higher operating profits than the industry average. This should lead to greater returns on invested capital.

We are a publicly-traded company listed in the Pink Open Market under the symbol AEPT. We are comprised of subsidiaries that source, treat and distribute reclaimed water in an effort to preserve our nation’s naturally occurring resources.

Hydration Corporation of PA, LLC

Hydration is engaged in the businesses of water exploration and water augmentation. Hydration provides a solution to locate, procure, treat and distribute water. This patent-pending process provides treated water which results in an improved, safer environment. It can also mitigate drought conditions by accessing water previously unavailable. Applications may include, but are not limited to oil and gas, pipelines, industrial use, utilities, mining, municipalities, and landowners.

We believe that Hydration Company’s technology delivers one of the highest energy yields from a broad range of water-bearing assets, with one of the lowest capital expenditures of any other known water processes.

Hydration, via its water conveyance methodologies, produces low-cost water solutions in partnership with select small to large-size industrial energy users, government agencies and non-profit watershed groups in target markets.

Hydration Company provides a solution to locate, procure, treat and distribute water. This patent-pending process provides cleaner water which results in an improved, safer environment. It can also mitigate drought conditions by accessing water previously unavailable. Applications may include, but are not limited to: oil and gas, pipelines, industrial use, utilities, mining, municipalities, and landowners.

Hydration’s competitive edge lies within its pure volume of reclaimed water and its access to low-cost treatment with high flow rates and highly concentrated solids through AES’ partners’ technologies. Because of this volume Hydration can effectively gain market share immediately as large corporations want access to one source that can supply massive amounts of reclaimed water to fulfill their input of production through Hydration’s patent pending (US2018/0362364A1) methodology and conveyance methods.

American Energy Solutions LLC

AES is an industrial waste stream treatment company that intends to engage in the remediation of Superfund sites, coal ash, acid mine drainage, mine influenced water (MIW), drill cuttings (horizontal direction drilling or HDD and vertical directional drilling or VDD), flowback (water and other debris that comes to the surface after a well is fracked), produced waters and other industrial processes.

We provide treatment technologies that contribute to Hydration Company’s business model of low-cost water distribution. These treatment technologies also allow AES to leverage existing contacts in the industrial space and convert these contacts into contract value. AES’s long-term goal is to bring waste stream treatment technologies in-house.

Gilbert Oil and Gas

Gilbert, a wholly-owned subsidiary of American Energy Partners, Inc., owns 15 oil and gas wells in western Pennsylvania. Included in these assets are over 1,000 acres of shallow rights in the Tier I area of the wet Marcellus and dry Utica Shale. The current list of the oil and gas wells of Gilbert is attached in Additional Exhibits (Exhibit 15.1). Gilbert currently provides cash flow through investment in oil & gas producing wells.

We intend to develop Gilbert into a U.S. based exploration and production company focused on generating long-term shareholder value through drilling, operating, and partnership opportunities in the upstream oil and gas space.

Gilbert will concentrate its initial capital inside the Marcellus and Utica formations where we can monetize existing water assets and treatment technologies in West Virginia, Ohio, and Pennsylvania.

Hickman Geological Consulting, LLC

HGC is a full-service valuation and geotechnical services company that focuses on the decision space between earth materials and financial matters. Since 2013, HGC has been the Pittsburgh area’s leading valuation house for oil and gas minerals connected with estate planning, expert witness, lease negotiations, and mineral sales. Since 2016, HGC has provided these services nationwide. In 2018 HGC diversified into geotechnical services related to landslide identification, mitigation, and design as well as geotechnical residential building services, such as ground stability and infiltration testing.

Mr. Hickman is a registered Professional Geologist in the state of Pennsylvania. Hickman Geological Consulting, LLC is sub-contracted for these services by small to mid-sized engineering and environmental firms to lend our expertise in these matters to their individual projects. Mr. Hickman’s areas of expertise include soil physics and mapping for construction, erosion, sediment, and landslide issues, writing geologic investigation reports, and hydrological investigations.

Hickman Geological Consulting, LLC provides expert reports and testimony on the value of oil and gas rights and royalties in cases of tax, estate planning, divorce, real estate transactions, and litigation. HGC is the technical backbone of many successful mineral buying companies. We direct buy areas, provide expected profit statements, and provide the technical data necessary to educate investors.

We provide independent acquisition and divestment due diligence reports. We provide advisement to supplement your existing team, or act as customers’ representatives. These services include geologic and/or reservoir modeling, well curve, EUR, and cost input creation and verification, economic model creation, data room generation and review, and environment and sediment control field review.

Hickman Geological Consulting, LLC’s experienced staff can provide the needed experience and technical understanding to put landowners on level ground with operating companies in negotiations. We provide assistance during leasing, right of way, and well pad siting. Examples of these services include leasing terms, right of way negotiations, settlement options, and well pad locations.

Our Business Strategies

We intend to target accretive growth in production and cash flow by developing and expanding our significant portfolio of drilling locations. Additionally, we intend to use the in-house technology of our subsidiaries to decrease our operating costs. We believe that our recent well results demonstrate that many of our development projects are capable of producing attractive rates of return that are comparable with some of the top-performing basins in the United States. We are focused on drilling wells with high rates of return, repeatable production profiles and increasing EURs while at the same time seeking to capitalize on drilling, completion and operating efficiencies.

REGULATION A+

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

THE OFFERING

Issuer:	American Energy Partners, Inc.

Securities offered:	A maximum of 833,333,333 shares of our common stock, par value $0.001 (“Common Stock”) at an offering price of $0.003 per share (the “Offered Shares”).

Number of shares of Class A Common Stock outstanding before the Offering:	138,143,990 shares of Class A Common Stock

Number of shares of Class A Common Stock to be outstanding after the Offering:	971,477,323 shares of Class A Common Stock, if the maximum amount of Offered Shares are sold

Price per share:	$0.003

Maximum offering amount:	833,333,333 shares at $0.003 per share, or $2,500,000 (provided that no fractional shares shall be issued).

Trading Market:	Our Common Stock trades on the Pink Open Market under the symbol “AEPT.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $2,500,000. We will use these net proceeds for acquisitions and working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including, but not limited to:

Speculative nature of our business.

Competition.

Long sales lead time.

Our need for more capital.

Risks of government programs and regulations in our business.

Risk of new technology.

Immediate and substantial dilution.

Limited market for our stock.

Dilution.

Use of Forward-Looking Statements.

Investors are advised to read and pay careful attention to the section on Risk Factors.

Length of Offering:	The Offered Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 365 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements”.

Risks Relating to Our Businesses

Risks of Oil and Gas Assets

Speculative nature and hazards of oil and gas development activities.

Exploration, drilling, and development of oil and gas properties is not an exact science and involves a high degree of risk. There is no assurance that our activities in the oil and gas industry will yield sufficient oil or gas production or other operating revenues that will allow us to remain profitable. We may be subject to liability for pollution and other damages and will be subject to statutes and regulations relating to environmental matters. Although we may obtain and maintain the insurance coverage and amounts, we deem appropriate, we may suffer losses due to hazards against which we cannot insure or against which we may elect not to insure.

Oil and natural gas prices are volatile. A decline in commodity prices may adversely affect our business, financial condition or results of operations and our ability to meet our capital expenditure obligations and financial commitments.

The prices we receive for oil and natural gas production heavily influence our revenue, profitability, access to capital, future rate of growth and carrying the value of our properties. Oil and natural gas are commodities, and their prices may fluctuate widely in response to relatively minor changes in market uncertainty and the supply of and demand for oil and natural gas. Historically, oil and natural gas prices have been volatile and will likely continue to be volatile in the future. Beginning in the second half of 2014, oil and natural gas prices began a rapid and significant decline as global supply exceeded demand. This oversupply continued through the first half of 2016 and led to troughs in oil and natural gas prices. Although average oil and gas prices increased in the first nine months of 2018, they began to decline again in the fourth quarter of 2018 and continued in 2019. The prices we receive for our production, and the levels of our production, depend on numerous factors beyond our control that include, but are not limited to, the following:

●	worldwide and regional political or economic conditions impacting the global supply and demand for oil and natural gas;

●	the level of global oil and natural gas exploration and production;

●	the level of commodity storage inventories;

●	political and economic conditions in or affecting other producing regions or countries, including the Middle East, Africa, South America, and Russia;

●	actions of the Organization of the Petroleum Exporting Countries, its members and other state-controlled oil companies relating to oil price and production controls;

●	prevailing prices on local price indexes in the area in which we operate and expectations about future commodity prices;

●	the proximity, capacity, cost, and availability of gathering and transportation facilities;

●	localized and global supply and demand fundamentals and transportation availability;

●	the cost of exploring for, developing and producing reserves and transporting production;

●	weather conditions and other natural disasters;

●	technological advances affecting energy consumption and production;

●	speculative trading in oil and natural gas markets;

●	the price and availability of alternative fuels; and

●	U.S. federal, state and local and non-U.S. governmental regulation and taxes.

Lower commodity prices may reduce our cash flows and borrowing ability. If we are unable to obtain needed capital or financing on satisfactory terms, our ability to develop our reserves could be adversely affected. Furthermore, using lower prices in estimating proved reserves may result in a reduction in proved reserve volumes due to economic limits. In addition, sustained periods with low oil and natural gas prices at levels may adversely affect our drilling economics and our ability to raise capital, which may require us to re-evaluate and postpone or eliminate our development drilling, and result in the reduction of some of our proved undeveloped reserves and the net present value of our reserves. If we are required to curtail our drilling program, we may be unable to continue to hold leases that are scheduled to expire, which may further reduce our reserves. As a result, a further reduction or sustained decline in commodity prices may materially and adversely affect our future business, financial condition, results of operations, liquidity and ability to finance planned capital expenditures.

Drilling for and producing crude oil, natural gas, and water are high-risk activities with many uncertainties that could adversely affect our business, financial condition, or results of operations.

Our proposed drilling and operating activities will be subject to many risks, including the risk that we will not discover commercially productive reservoirs or our current discoveries turn out to be mistaken. Drilling can be unprofitable, not only from dry holes, but from productive wells that do not produce sufficient revenues to return a profit. In addition, our drilling and producing operations may be curtailed, delayed or canceled as a result of other factors, including:

●	unusual or unexpected geological formations and miscalculations;

●	fires;

●	explosions and blowouts;

●	pipe or cement failures;

●	environmental hazards, such as natural gas leaks, oil spills, pipeline, and tank ruptures, encountering naturally occurring radioactive materials, and unauthorized discharges of toxic gases, brine, well stimulation and completion fluids, or other pollutants into the surface and subsurface environment;

●	loss of drilling fluid circulation;

●	title problems for the properties on which we drill and resulting restrictions or termination of the permits for oil drilling and production operations;

●	facility or equipment malfunctions;

●	unexpected operational events, especially the need to drill significantly deeper than originally contemplated or finding, despite an engineering study to the contrary, that the drilling site is a dry hole that produces no appreciable amounts of crude oil or no crude oil;

●	shortages of skilled personnel or unexpected loss of key drilling and production workers;

●	shortages or delivery delays of equipment and services or of water used in hydraulic fracturing activities;

●	compliance with environmental and other regulatory requirements and any unexpected remedial requirements for violations of environmental or other regulatory requirements;

●	shareholder activism and activities by non-governmental organizations to restrict the exploration, development, and production of oil and natural gas so as to minimize emissions of greenhouse gases of “GHG’s;”

●	natural disasters; and

●	adverse weather conditions.

Any of these risks can cause substantial losses, including personal injury or loss of life; severe damage to or destruction of property, natural resources and equipment, pollution, environmental contamination, clean-up responsibilities, loss of wells, repairs to resume operations; and regulatory fines or penalties. Insurance against all operational risks may not be available to us or not affordable for us. Additionally, we may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the perceived risks presented. The occurrence of an event that is not covered in full or in part by insurance could have a material adverse impact on our business activities, financial condition, and results of operations.

Importance of Future Prices, Supply, and Demand for Oil and Gas.

Revenues generated from our oil and gas production activities in the oil and gas industry will be highly dependent upon the future prices and demand for oil and gas. Factors which may affect prices and demand for oil and gas include, but are not limited to, the worldwide supply of oil and gas; the price of oil and gas produced in the United States or imported from foreign countries; consumer demand for oil and gas; the price and availability of alternative fuels; federal and state regulation; and general, national and worldwide economic political conditions.

In addition to the widely-recognized volatility of the oil market, the gas market is also unsettled due to a number of factors. In the past, production from gas wells in many geographic areas of the United States has been curtailed for considerable periods of time due to a lack of market demand, and such curtailments may exist in the future. Further, there may be an excess supply of gas in the area of our wells. In that event, it is possible that our wells could be shut in or gas in those areas might be sold on terms less favorable than might otherwise be obtained. The combination of these factors, among others, makes it particularly difficult to estimate accurately future prices of oil and gas, and any assumptions concerning future prices may prove incorrect.

Markets for Sale of Production.

Our ability to market oil and gas found and produced, will depend on numerous factors beyond our control, the effect of which cannot be accurately predicted or anticipated. Some of these factors include, without limitation, the availability of a ready market, the effect of federal and state regulation of the production, refining, transportation, and sales, and general national and worldwide economic conditions. There is no assurance that we will be able to market any oil or gas we produced, or, if such oil or gas is marketed, that we can obtain favorable prices.

Price Control and Possible Energy Legislation.

There are currently no federal price controls on oil or gas production so that sales of our oil or gas can be made at uncontrolled market prices. However, there can be no assurance that Congress will not enact controls at any time. No prediction can be made as to what additional energy legislation may be proposed, if any, nor which bills may be enacted nor when any such bills, if enacted, would become effective.

Environmental Regulations.

The exploration, development, and production of oil and gas is subject to various federal and state laws and regulations to protect the environment. Various states and governmental agencies are considering, and some have adopted, laws and regulations regarding environmental control which could adversely affect our business. Compliance with such legislation and regulations, together with any penalties resulting from noncompliance therewith, will increase the cost of oil and gas development and production.

Government Regulation.

The oil and gas business is subject to extensive governmental regulation under which, among other things, rates of production from our wells may be fixed. Governmental regulation also may limit or otherwise affect the market for our wells’ production and the price which may be paid for that production. Governmental regulations relating to environmental matters could also affect our operations. The nature and extent of various regulations, the nature of other political developments and their overall effect upon us are not predictable.

Industry and geographical concentration.

We will acquire oil and gas assets, operating in one industry and in a limited geographical area with limited assets. This concentration will increase our risk. Unfavorable conditions in our markets, unfavorable events that affect our assets, or unfavorable events affecting oil and gas could materially affect us.

Price declines may result in reduced profits.

Commodity prices have a significant impact on the present value of our operations. To the extent oil and gas price declines indicate a reduction of the estimated useful life or estimated future cash flows of our assets, our assets may be impaired.

Prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly, which could reduce the value of our assets.

Oil and natural gas are commodities whose prices are determined based on world demand, supply, and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years. We expect that prices will continue to fluctuate in the future. Price fluctuations will have a significant impact on our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Decreases in the prices of oil and natural gas may have a material adverse effect on our assets and our cash flows.

Our assets may not be insured against all of the operating hazards to which they are exposed.

Our oil and gas assets and operations are subject to the usual hazards incident to the drilling and production of oil and gas, such as windstorms, lightning strikes, blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids (including fluids used in hydraulic fracturing activities), fires, severe weather and pollution and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, clean-up responsibilities, regulatory investigation and penalties, and suspension of operations, all of which could result in a substantial loss. We may maintain insurance against some, but not all, of the risks described above. Such insurance may not be adequate to cover losses or liabilities. Also, we cannot give assurance of the continued availability of insurance at premium levels that justify its purchase.

Technology Risks

Ability to develop commercial products.

The Company presently maintains rights to a new technology. At this time, the technology has been developed. However, the product is not commercially ready for sale. In order to reach a stage of commercial sales for the product, the Company may need to put emphasis on joint venturing and funding a company who has advanced technological knowledge and progressed sales history of the same field for the purpose of cooperation. The Company cannot predict that it will be successful in developing commercially ready products for any of the technology in the near future or at any time.

Rapid technological changes.

The industries in which the Company intends to compete with are subject to rapid technological changes. No assurances can be given that the technological advantages which may be enjoyed by the Company in respect of their technologies cannot or will not be overcome by technological advances in the respective industries rendering the Company’s technologies obsolete or non-competitive.

Lack of indications of product acceptability.

The success of the Company will be dependent upon its ability to develop commercially acceptable products and to sell such products in quantities sufficient to yield profitable results. To date, the Company has received no indications of the commercial acceptability of any of its proposed products. Accordingly, the Company cannot predict whether its products can be marketed and sold in a commercial manner.

Reliance upon third parties.

The Company does not intend on maintaining a significant technical staff nor does it intend on manufacturing its products. Rather it will rely heavily on consultants, contractors, and manufacturers to design, develop and manufacture its products. Accordingly, there is no assurance that such third parties will be available when needed at affordable prices.

Competition

Although management believes its products, if developed, will have significant competitive advantages to other products in their respective industries, with respect to such products, the Company will be competing in industries, such as the industrial wastewater industry, where enormous competition exists. Competitors in these industries have greater financial, engineering and other resources than the Company. No assurances can be given that any advances or developments made by such companies will not supersede the competitive advantages of the Company’s products.

Protection of intellectual property.

The success of the Company will be dependent, in part, upon the protection of its various proprietary technologies from competitive use. Certain of its technologies are the subject of various patents in varying jurisdictions. In addition to the patent applications, the Company relies on a combination of trade secrets, nondisclosure agreements, and other contractual provisions to protect its intellectual property rights. Nevertheless, these measures may be inadequate to safeguard the Company’s underlying technologies. If these measures do not protect the intellectual property rights, third parties could use the Company’s technologies, and its ability to compete in the market would be reduced significantly.

In the future, the Company may be required to protect or enforce its patents and patent rights through patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time, and could divert management’s attention from other business concerns. These actions could put the Company’s patents at risk of being invalidated or interpreted narrowly, and any patent applications at risk of not issuing. In defense of any such action, these third parties may assert claims against the Company. The Company cannot provide any assurance that it will have sufficient funds to vigorously prosecute any patent litigation, that it will prevail in any of these suits, or that the damages or other remedies awarded, if any, will be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation, which could result in the negative perception by investors, which could cause the price of the Company’s common stock to decline dramatically.

General Business Risks

Our business and operations may experience rapid growth. If we fail to manage our growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may experience rapid growth in our sales and operations, which may place significant demands on our management, operational and financial infrastructure. If we do not manage our growth, the quality of our products and services could suffer, which could negatively affect our brand and operating results. To manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues, which could harm our financial position. The required improvements may include: Enhancing our information and communication systems to attempt to optimize proper service to our customers, and enhancing systems of internal controls to ensure timely and accurate reporting of all of our operations

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We may in the future discover areas of our internal controls that need improvement. We cannot be certain that any measures we implement will ensure that we achieve and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We have no operating history and a relatively new business model in an emerging and rapidly evolving market. This makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have no operating history. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving market. We may not be able to successfully address these risks and difficulties, which could materially harm our business and operating results.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. We may need to raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our Common Class A Stock, and our existing stockholders may experience dilution.

We are substantially dependent on certain members of our management and technical team.

Investors in our common stock must rely upon the ability, expertise, judgment, and discretion of our management and the success of our technical team in identifying and acquiring leasehold interests, as well as discovering and developing any oil, water, and gas reserves. Our performance and success are dependent, in part, upon key members of our management and technical team, and their loss or departure could be detrimental to our future success. In making a decision to invest in our common stock, you must be willing to rely to a significant extent on our management’s discretion and judgment. The loss of any of our management and technical team members could have a material adverse effect on our business prospects, results of operations and financial condition, as well as on the market price of our common stock. We may not be able to find replacement personnel with comparable skills. If we are unable to attract and retain key personnel, our business may be adversely affected. We do not currently maintain key-man insurance on any member of the management team.

We are a water, oil and natural gas exploration company with limited operating history, and there can be no assurance that we will be successful in executing our business plan. We may never attain profitability.

While we intend to engage in the drilling, development, and production of water, oil and natural gas in the future. As we are a relatively new business, we are subject to all the risks and uncertainties, which are characteristic of a new business enterprise, including the substantial problems, expenses and other difficulties typically encountered in the course of its business, in addition to normal business risks, as well as those risks that are specific to the oil and gas industry. Investors should evaluate us in light of the delays, expenses, problems, and uncertainties frequently encountered by companies developing markets for new products, services, and technologies. We may never overcome these obstacles.

We may be unable to access the capital markets to obtain additional capital that we will require to implement our business plan, which would restrict our ability to grow.

Our current capital on hand is insufficient to enable us to execute our business strategy beyond 2020. Because we are a company with limited resources, we may not be able to compete in the capital markets with much larger, established companies that have ready access to capital. Our ability to obtain needed financing may be impaired by conditions and instability in the capital markets (both generally and in the water, oil and gas industries in particular), our status as a new enterprise without a demonstrated operating history, the location of our wells and prices of oil and natural gas on the commodities markets (which will impact the amount of financing available to us), and/or the loss of key consultants and management. Further, if water, oil and/or natural gas prices on the commodities markets continue to decrease, then potential revenues, if any, will decrease, which may increase our requirements for capital. Some of the future contractual arrangements governing our operations may require us to maintain minimum capital (both from a legal and practical perspective), and we may lose our contractual rights if we do not have the required minimum capital. If the amount of capital we can raise is not sufficient, we may be required to curtail or cease our operations.

Strategic relationships upon which we rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to successfully bid on and acquire properties, to discover resources, to participate in the drilling and geological opportunities and to identify and enter into commercial arrangements with customers and partners, depends on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties. Further, we must consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will endeavor to use the relationships of our management and to enter into strategic relationships, which may take the form of joint ventures with other private parties or with local government bodies or contractual arrangements with other water, oil and gas companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require that we incur expenses or undertake activities we would not otherwise incur or undertake in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Risks Related to this Offering and Our Financial Condition

Our financial statements express substantial doubt about our ability to continue as a going concern, raising questions as to our continued existence.

We have incurred losses since our inception resulting in an accumulated deficit of approximately $4,444 on September 30, 2019, and we have a net capital deficiency. Further losses are anticipated as we continue to develop our business. To continue as a going concern, we estimate that we will need at least $2.4 million to meet our obligations and planned operating expenditures through June 2020. The $2.4 million is comprised primarily of capital project expenditures as well as general and administrative expenses. It does not include any amounts due under outstanding debt obligations. We plan to finance our operations through equity and/or debt financings, and strategic alliances. There are no assurances that financing will be available with acceptable terms, if at all. If we are not successful in obtaining financing, our operations would need to be curtailed or ceased or the Company would need to sell assets or consider alternative plans up to and including restructuring.

There has been a limited public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been a limited public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this Offering will be agreed between us and the underwriters based on a number of factors, including market conditions in effect at the time of the Offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this Offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this Offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this Offering will own approximately 85.8% of the then outstanding shares of all classes of common stock, and will have paid over 99% of the total consideration for our outstanding shares of common stock, resulting in a dilution of $0.0023870 per share. See “Dilution.”

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock will be set by us based on a number of factors, and may not be indicative of prices that will prevail on OTC Markets or elsewhere following this Offering. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition, and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws, and market conditions, in general, could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include:

●	actual or anticipated variations in our periodic operating results;

●	changes in earnings estimates;

●	changes in market valuations of similar companies;

●	actions or announcements by our competitors;

●	adverse market reaction to any increased indebtedness we may incur in the future;

●	additions or departures of key personnel;

●	actions by stockholders;

●	speculation in the press or investment community; and

●	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Our financial statements are unaudited

An independent accountant has prepared the Company’s financial statements. These statements, however, have not been audited.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The Board of Directors performs these functions as a whole. No members of the Board of Directors are independent directors. Thus, there is a potential conflict in that the board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Our control shareholder holds a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our control shareholder, Brad J. Domitrovitsch, is the beneficial owner of 32.3% of our Class A Common Stock, 77.60% of our Class B Common Stock, and 67.6% of Class A Preferred stock, which, on as if converted basis, totals 67.45% of the voting securities prior to the Offering and 64.15% of our outstanding voting securities after the Offering, assuming all 833,333,333 shares of common stock in this Offering are sold and all the options are exercised. As a result of this ownership, it possesses and can continue to possess significant influence and can elect and can continue to elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Its ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Upon the completion of this Offering or in reasonable time in future, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we expect to submit reports publicly available through OTC Markets Group on an ongoing basis to retain “Pink Current Information” status. In that case, we will be subject to ongoing public reporting standards that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

Upon the completion of this Offering or in reasonable time in future, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will not be required to publicly report on an ongoing basis. In such event, we expect to submit reports publicly available through OTC Markets Group on an ongoing basis to retain “Pink Current Information” status. The reporting guidelines of OTC Markets Group are more relaxed than for “emerging growth companies” reporting requirements under the Exchange Act including the fact that the financial statements disclosed with OTC Markets Group are not. The differences include, but are not limited to, being required to file audited financial statements under the Exchange Act.

In either case, our stockholders will receive less information than they might expect to receive from more mature public companies.

The preparation of our consolidated financial statements involves the use of estimates, judgments, and assumptions, and our consolidated financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments, and assumptions that affect the reported amounts. Often, different estimates, judgments, and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments, and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments, and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that changes to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event, we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible into our Common Stock, or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock, and/or conversion of the Notes convertible into Common Stock, or the expiration of lock-up agreements that restrict the sale of Common Stock by selling shareholders, or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of the exercise of conversion of the Notes into Common Stock or other future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.

Our shares are subject to the penny stock rules, making it more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use net proceeds from this Offering for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Cautionary Statement Regarding Forward-Looking Statements

This Offering Circular contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $100,000) will be $2,400,000. Please note, that should the Company not incur any offering expenses, the entirety of the respective amounts shall be allocated to Working Capital. We will use these net proceeds for:

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
25.00%	$625,000	$25,000	$600,000	Acquisition of energy assets $375,000.00
				Salaries $100,000.00
				Business Development $31,250.00
				Legal $50,000.00
				Marketing $15,625.00
				Consulting $15,625.00
				Operational costs $6,250
				Selling, general, and administrative $6,250
				Working capital $0

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses*	Total Net Offering Proceeds	Principal Uses of Net Proceeds
50.00%	$1,250,000	$50,000	$1,200,000	Acquisition of energy assets $750,000.00
				Salaries $250,000.00
				Business Development $62,500.00
				Legal $50,000.00
				Marketing $31,250.00
				Consulting $31,250.00
				Operational costs $6,250.00
				Selling, general, and administrative $6,250.00
				Working capital $12,500.00

If 100% of the Shares offers are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
100.00%	$2,500,000	$100,000	$2,400,000	Acquisition of energy assets $1,500,000
				Salaries $500,000
				Business Development $125,000
				Legal $95,000
				Marketing $62,500
				Consulting $62,500
				Operational costs $6,250
				Selling, general, and administrative $6,250
				Working capital $42,500

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 50% or 25% of the shares offered for sale in this Offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

Although the Company does not anticipate that any event or material circumstances will occur leading to the alternative use of proceeds, the Company reserves the right to change the use of proceeds subject to the business judgment rule. Any and all proceeds may be used by and through the Company’s wholly-owned subsidiaries.

DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of September 30, 2019, was -$4,444 (deficiency) or -$0.000032 per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering (after deducting estimated offering expenses of $100,000, $50,000 and $25,000, respectively):

Percentage of shares offered that are sold	100%	50%	25%

Price to the public charged for each share in this Offering	$0.003	$0.003	$0.003

Historical net tangible book value per share as of September 30, 2019 (1)	$0.000032	$0.000032	$0.000032

Increase in net tangible book value per share attributable to new investors in this Offering (2)	$0.0024981	$0.0012628	$0.0006452

Net tangible book value per share, after this Offering	$0.0024659	$0.0012307	$0.0006130

Dilution per share to new investors	$0.0005341	$0.0017693	$0.0023870

(1)	Based on net tangible book value as of September 30, 2019, of -$4,444 (deficiency) and 138,143,990 outstanding shares of common stock.

(2)	After deducting estimated offering expenses of $100,000, $50,000, and $25,000, respectively. Please note, that should the Company not incur any offering expenses, the entirety of the respective amounts shall be allocated to Working Capital.

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Exchange Listing

Our Common Stock is traded on OTC Markets in the Pink Open Market under the symbol “AEPT.”

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The offering price was determined by us. The principal factors considered in determining the offering price include:

●	the information set forth in this Offering Circular and otherwise available;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, the publicly-traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

Investment Limitations

Because this is a Tier 1, Regulation A Offering, there are no limitations on whether you can invest, or how much you can invest, if you are investing in an offering relying on Tier 1.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis.

The Company has not had material revenues from operations in each of the last two fiscal years, or in the first half of the current fiscal year. In fact, the Company has a negative book value as of September 30, 2019.

American Energy Partners, Inc. is a group of companies that focus on providing solutions in the space where energy production and water meet technology. Our subsidiaries, Hydration, AES, Gilbert, and HGC control energy operations as well as design, build, and operate regional water treatment facilities that serve the industrial and energy sectors. Through the vertical integration of these companies, AEPT believes it can achieve higher operating profits than the industry average. This should lead to greater returns on invested capital.

Prior Regulation A Offering

Our prior Regulation A offering (qualified on October 25, 2017) was terminated on June 1, 2018. The pertinent form 1-Z was filed by the Company later than 30 calendar days after the termination said offering: on September 25, 2019.

Plan of Operation for the Next Twelve Months.

The Company believes that the proceeds of this Offering will satisfy its cash requirements for the next twelve months. To complete the Company’s entire development plan, it may have to raise additional funds in the next twelve months.

The Company may make significant changes in the number of employees at the corporate level.

Investments. The Company intends to make a substantial investment in energy-producing assets that can make use of its water technologies.

Marketing and sales. The Company will cause its companies to make substantial marketing and sales expenses which will consist primarily of salaries, and benefits for our employees engaged in sales, sales support, marketing, business development, and customer service functions. Our marketing and sales expenses also include marketing and promotional expenditures.

Cost of revenue. The Company expects that the cost of revenue for its operations will consist primarily of expenses associated with the delivery and distribution of our products. These include expenses related to providing products and services and salaries and benefits for employees on our operations teams.

Research and development. The Company will continue to engage in research and development expenses. These will consist primarily of salaries, and benefits for employees who are responsible for building new products as well as improving existing products. We will expense all of our research and development costs as they are incurred.

General and administrative. The majority of our general and administrative expenses will consist of salaries, benefits, and share-based compensation for certain of our executives as well as our legal, finance, human resources, corporate communications and policy employees, and other administrative employees. In addition, general and administrative expenses include professional and legal services. The Company expects to incur substantial expenses in marketing the current Offering, in closing sales, and in promoting and managing its operations.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering or in reasonable time in future, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any July 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will not be required to publicly report on an ongoing basis. In such event, we expect to submit reports publicly available through OTC Markets Group on an ongoing basis to retain “Pink Current Information” status. The reporting guidelines of OTC Markets Group are more relaxed than for “emerging growth companies” reporting requirements under the Exchange Act including the fact that the financial statements disclosed with OTC Markets Group are not. The differences include, but are not limited to, being required to file audited financial statements under the Exchange Act.

In either case, our stockholders will receive less information than they might expect to receive from more mature public companies.

Liquidity and Capital Resources

As of September 30, 2019, the Company had cash on hand of $26,577 compared to $846 as of September 30, 2018.

We may be required to raise additional funds, having been unable to date to generate positive cash flow as a result of operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through debt and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Results of Operations

September 30, 2019, Compared to September 30, 2018

Net Revenues

For the period ended September, 2019 and 2018, our business had total sales of $159,904 and $54,979, respectively.

For the yearly period ended December 31, 2018 and 2017, our business had total sales of $96,261 and $6,600, respectively.

Gross Profits

For the periods ended February 28, 2018 and 2017, our business had total gross profits of $13,627 and $11,806 respectively.

For the years ended December 31, 2018 and 2017, our business had total gross profits of $96,261 and $6,600, respectively.

Professional Fees

For the period ended September 30, 2019 and 2018, our business had professional and consulting expenses of $127,329 and $6,045, respectively. For the twelve months ended June 30, 2019, professional and consulting expenses increased due to the significant increase in sales of geological services.

For the years ended December 31, 2018 and 2017, our business had professional and consulting expenses of $275,281 and $203,967, respectively, decreasing our professional and consulting expenses proportion from 28% to 23% of the total expenses of the company for the described yearly periods.

OUR BUSINESS

American Energy Partners, Inc., is a group of companies that focus on providing solutions in the space where energy production and water meet technology. Our subsidiaries Hydration, AES, Gilbert, and HGC, will own energy operations as well as design, build and operate regional water treatment facilities that serve the industrial and energy sectors.

We are a publicly-traded company, trading in the Pink Open Market under the symbol AEPT. We are comprised of subsidiaries that source, treat and distribute reclaimed water in an effort to preserve our nation’s naturally occurring resources. Together with its subsidiaries, the Company provides value through net revenue interests, mineral interests, and royalty rights.

Through the vertical integration of these companies, AEPT believes it can achieve higher operating profits than the industry average. This should lead to greater returns on invested capital.

Hydration Corporation of PA, LLC

Hydration is engaged in the businesses of water exploration and water augmentation. Hydration provides a solution to locate, procure, treat and distribute water. This patent-pending process provides treated water which results in an improved, safer environment. It can also mitigate drought conditions by accessing water previously unavailable. Applications may include, but are not limited to oil and gas, pipelines, industrial use, utilities, mining, municipalities, and landowners.

We believe that Hydration’ technology delivers one of the highest energy yields from a broad range of water-bearing assets, with one of the lowest capital expenditures of any other known water processes.

Hydration, via its water conveyance methodologies, produces low-cost water solutions in partnership with select small to large-size industrial energy users, government agencies and non-profit watershed groups in target markets.

Hydration Company provides a solution to locate, procure, treat and distribute water. This patent-pending process provides cleaner water which results in an improved, safer environment. It can also mitigate drought conditions by accessing water previously unavailable. Applications may include, but are not limited to: oil and gas, pipelines, industrial use, utilities, mining, municipalities, and landowners.

Hydration’s competitive edge lies within its pure volume of reclaimed water and its access to low-cost treatment with high flow rates and highly concentrated solids through AES’ partners’ technologies. Because of this volume Hydration can effectively gain market share immediately as large corporations want access to one source that can supply massive amounts of reclaimed water to fulfill their input of production through Hydration’s patent pending (US2018/0362364A1) methodology and conveyance methods. Link to our: Patent Pending. In fact, we are currently negotiating contracts and letters of intent agreements with these organizations for mines that store our inventory.

Hydration Company conducted its first pump test that was a field demonstration at Coal Creek, Blossburg, PA which was granted by the PA DEP & the SRBC. The pump test was performed through AES using GeoTube Technology which produced a favorable test result. This enabled Hydration to (1) confirm the economic model, (2) prove the validity of the business model, and (3) share the results with potential partners, customers, and government agencies.

Since that field demonstration Hydration Company has partnered with Eastern Pennsylvania Coalition for Abandoned Mine Reclamation (EPCAMR) and the SRBC to start the first three phases of due diligence at the Mocanaqua Tunnel. This property has an estimated 500 billion gallons of storage and appears to be an excellent candidate for Hydration Company’s methodologies. This opportunity would be worth an estimated $2.5 million of construction and operation and maintenance for AES. AES would provide the treatment technologies beginning in Phase IV.

The success of the Company is dependent upon effectively entering into contracts with private and state-owned mines. These contracts give Hydration Company the sole right to distribute water from privately owned mines across the country.

The Company will operate out of multiple, predetermined, selected sites within the U.S. and will need minimal space to conduct its office activities. The sites are all different in terms of geography, storage, and water quality. All sites will be enabled for augmentation or the ability to mitigate during pass-by conditions. Augmentation is an important factor of the equation. It allows Hydration Company to not only provide everyday water but to provide additional waters to the system when low flow conditions are present. This is a valuable piece of the model because no matter how long or severe of drought it gives customers the ability to consume at their intake up to their maximum docketed withdrawal thus granting them a pass-by exemption.

How the model works: First, hydrological studies (that are expected to be conducted by HGC) are performed statewide to determine the largest pools of non-potable water. Second, access and control of these mines are gained through contracts with the landowner. Third, final hydrology and engineering studies performed. Next, a filtration system is installed with all the needed permits. Lastly, a dynamically-adjustable, turn-key system is put online that allows Hydration to execute its model of treatment and distribution through its proprietary conveyance system.

American Energy Solutions LLC

AES is an industrial waste stream treatment company that intends to engage in the remediation of Superfund sites, coal ash, acid mine drainage, mine influenced water (MIW), drill cuttings (horizontal direction drilling or HDD and vertical directional drilling or VDD), flowback (water and other debris that comes to the surface after a well is fracked), produced waters and other industrial processes.

We provide treatment technologies that contribute to Hydration Company’s business model of low-cost treatment and distribution. These treatment technologies also allow AES to leverage existing contacts in the industrial space and convert these contacts into contract value. AES’s long-term goal is to bring waste stream treatment technologies in- house.

Gilbert Oil and Gas

We intend to develop Gilbert as a U.S.-based exploration and production company focused on generating long-term shareholder value through drilling, operating, and partnership opportunities in the upstream oil and gas space.

Gilbert’s sole service is to provide cash flow-through investment in oil and gas royalties, producing wells and the development of mineral rights.

Gilbert came into existence to capitalize on the depressed asset pricing in the oil and gas space. Gilbert’s business model is to first capture royalty opportunities then gain working interests in producing wells and lastly to acquire land inventory through mineral rights. Gilbert will concentrate its initial capital inside the Marcellus & Utica formations where we can monetize existing water assets and treatment technologies.

The current list of the oil and gas wells of Gilbert is attached in Additional Exhibits.

Following this model, we are of the belief that meaningful asset and cash flow value will be derived over the course of time.

Hickman Geological Consulting, LLC

HGC is a full-service valuation and geotechnical services company that focuses on the decision space between earth materials and financial matters. Since 2013, HGC has been the Pittsburgh area’s leading valuation house for oil and gas minerals connected with estate planning, expert witness, lease negotiations, and mineral sales. Since 2016, HGC has provided these services nationwide. In 2018 HGC diversified into geotechnical services related to landslide identification, mitigation, and design as well as geotechnical residential building services, such as ground stability and infiltration testing.

Mr. Hickman is a registered Professional Geologist in the state of Pennsylvania. Hickman Geological Consulting, LLC is sub-contracted for these services by small to mid-sized engineering and environmental firms to lend our expertise in these matters to their individual projects. Mr. Hickman’s areas of expertise include soil physics and mapping for construction, erosion, sediment, and landslide issues, writing geologic investigation reports, and hydrological investigations.

Hickman Geological Consulting, LLC provides expert reports and testimony on the value of oil and gas rights and royalties in cases of tax, estate planning, divorce, real estate transactions, and litigation. HGC is the technical backbone of many successful mineral buying companies. We direct buy areas, provide expected profit statements, and provide the technical data necessary to educate investors.

We provide independent acquisition and divestment due diligence reports. We provide advisement to supplement your existing team, or act as customers’ representatives. These services include geologic and/or reservoir modeling, well curve, EUR, and cost input creation and verification, economic model creation, data room generation and review, and environment and sediment control field review.

Hickman Geological Consulting, LLC’s experienced staff can provide the needed experience and technical understanding to put landowners on level ground with operating companies in negotiations. We provide assistance during leasing, right of way, and well pad siting. Examples of these services include leasing terms, right of way negotiations, settlement options, and well pad locations.

Target Markets

Oil & Gas

A technique known as hydraulic fracturing, commonly referred to as fracking, is a necessary part of natural gas production. Fracking is used to create small fissures in the shale, allowing natural gas to flow. Fracking involves the pumping of a mixture of more than 99% water and sand with a small number of special-purpose additives into the ground under high pressure to form the hairline cracks. The newly created fractures are “propped” open by the sand, which allows the natural gas to flow into the wellbore and be collected at the surface. For a typical natural gas well, Chesapeake Energy estimates approximately 3.5 million gallons of water are used during fracking operations. The 3.5 million gallons of water needed to drill and fracture a typical deep shale gas well is equivalent to the amount of water consumed by New York City in approximately five minutes, or a 1,000 megawatt coal-fired power plant in eight and three quarters of an hour, or a golf course in eight days, or six acres of corn in a season.

In Pennsylvania, the Marcellus Shale Formation has attracted the natural gas industry and as a result, there has been a creation (permits) of three thousand (3,000) wells last year alone. If one makes the assumption that each well was only fractured once, there was an average of ten and a half (10.5) billion gallons of water consumed. It is estimated that over fifty (50) trillion cubic feet of natural gas still needs to be drilled for. With such staggering numbers, water will be in short supply and high demand. In fact, water usage in this region in the short-run alone will approach, if not exceed one hundred (100) billion gallons of water as the natural gas companies race to profit from the natural gas reserves.

Municipalities

Water shortages are becoming commonplace due to many factors such as industry, population growth, water quality, and extreme weather patterns. Municipalities could find themselves purchasing water from alternate sources to supplement their traditional methods of supplying water to their customer base. This customer base now includes the oil and gas companies who now find themselves searching for clean, inexpensive sources of water to use in their fracking process.

As one can observe from the list of users above, treated, reclaimed water can be utilized by a range of customers. In spite of this, Hydration Company will recognize, prioritize, and effectively distribute the reclaimed water in a fashion that will maximize preservation efforts. This management of scarce resources will simultaneously drive the profitability of Hydration Company.

Reclaimed Water Sales

The segmentation of reclaimed water sales is broken down into two segments: industrial and household users. Current forecasts estimate over 95% of sales will be compromised of industrial users and households will make up less than 5% of sales. Within the industrial composition, we have included government agencies.

Target Market Segmentation Strategy

Oil & Gas Market Opportunity

Within the Commonwealth of Pennsylvania, significant opportunities exist within the industrial segment. The natural gas industry alone will present enormous opportunities for Hydration Company, AES & Gilbert. To quantify this in terms of gallons of water, if every opportunity was seized a minimum of 3.5 billion gallons would be sold. This makes the assumption that each well is fractured only once and uses an average of 3.5 million gallons of water; many sources are making claims that up to nine million gallons of water are used and an average of four to six million gallons. Such opportunities also exist in bordering states which present equal, if not greater gallon usage. Even though hundreds of wells are currently in operation the Marcellus Shale exploration is still in the first inning of drilling for the estimated 50 trillion cubic feet of reserves.

Taking into consideration the remediation of impoundments, treatment of flowback, produced and drill cuttings tremendous opportunities exist in oil and gas alone for AES.

Pipeline Companies

Pipeline companies have plans to install pipelines in our initial targeted region of Pennsylvania. Pipelines require continuous flows of water for distribution to the end-users and treatment of their drill cuttings. Hydration Company can provide an alternative source of water to the pipeline companies ensuring this continuous flow of water. This can be achieved due to a pass-by exemption provision offered by the Commonwealth when utilizing treated acid mine drainage water. Hydration can also provide everyday treated water that will lower transmission costs and lower their capital expenditures on the amount of pipeline ran. Hydration believes the economics of the model is attractive to pipeline operators. They are selling water to end-users at $2.40 per barrel, which is well above the estimated cost ten cents per barrel to Hydration to treat and distribute into their pipeline.

Competition

Hydration Company of PA, LLC

There are two classifications of competitors that currently exist: (1) Municipal/Watershed sources and (2) Private Individuals.

Municipal

There are four rivers with significant flow volume within Pennsylvania. They are the Susquehanna, Delaware, Chenango, and Chemug Rivers. There are a couple of barriers to draw meaningful gallons from these rivers. First, one must have the correct permits to withdraw, divert, and/or consume. Second, in some instances, landowner approval must be sought along with approval to purchase water from Public Water Suppliers.

Hydration Company has a distinctive advantage because Hydration Company does not have to seek multiple permits and approvals from landowners because of the patent-pending conveyance process.

Furthermore, Hydration utilizes waters that are not part of the water table, i.e. mine pools which are isolated “man created” structures. Also, Hydration Company has a lower cost basis than drawing water from these public sources. Moreover, Hydration Company is not regulated by nature as these other sources currently cap water withdrawal. This cap or pass-by is exacerbated by drought conditions and local landowners who invoke legal actions to prevent their wells from going dry.

Individuals

Currently, private individuals who own water-filled mines/quarries have the right to sell the water for profit. To date, no single individual has emerged that has the ability to satisfy the demand that has been created by population growth, climate change, regulations, and industries. Hydration Company can not only meet this demand but will be able to command greater margins per gallon sold through delivery contracts. Industrial buyers will prefer to deal with larger volumes (millions, billions, trillions) and more cost-efficient delivery methods (pipelines and distances), such as Hydration Company’s patent pending methodology and conveyance system.

American Energy Solutions LLC

AES faces competition from multiple companies that engage in treatment solutions. These solutions include filter presses, clarifiers, and centrifuges which all tend to be expensive with the large operation and maintenance budgets, energy-intensive and rarely perform as advertised.

AES provides near real-time, low-cost, high flow rate, low footprint treatment. The combination of the listed factors provides the competitive advantage needed to gain market penetration. Furthermore, it affords Hydration Company and Gilbert the same competitive advantage while increasing their financial performance.

Gilbert Oil & Gas, LLC

Gilbert will encounter competition from other oil and gas companies, private equity groups and others with substantial resources that similarly plan on acquiring depressed oil and gas assets. Even though there is a competition we do not think it will inhibit our growth plan in a meaningful way.

Hickman Geological Consulting, LLC

HGC is expected to face competition from similar boutique geological analysis and mineral intelligence companies as well as and from large international “all in one” companies providing an extensive range of associated services including litigation support, regional market analysis, and financial projections. At the same time, the Companies’ subsidiaries expect a decline in expense related to the use of geological consulting services due to an “in-house” opportunity provided by HGC. Finally, the proprietary technology and an extensive database is expected to allow HGC to offer competitive prices for its services to local state markets.

Growth Issues

Service Delivery Controls

When awarded contracts that require additional resources, AEPT will utilize its list of available consultants with expertise in the required areas. The collaborative nature of our professionals, coupled with our low overhead approach of hiring consultants on an as-needed basis creates challenges in the delivery of quality services and deliverables. AEPT realizes that not everyone will share our vision, values, and methods.

In addition, AEPT understands that as more sites come online it becomes increasingly difficult to monitor projects and communicate information to our consultants.

Because AEPT utilizes exhaustive interviewing, stringent candidate selection and referrals from trusted advisors there is a reasonable confidence that the majority of our concerns will be eliminated through these processes. AEPT will enter into agreements with consultants and contractors who demonstrate a bold commitment to representing the core values of AEPT in an effective manner.

Scalability

The ability to reproduce our proven system on a massive scale is a concern of AEPT. Every site is unique and presents different challenges. Such factors can negatively impact the growth and consistency of our methods and will ultimately challenge our ability to replicate our initial success. This will directly impact how fast AEPT can scale its operations.

Insufficient Capital

Currently, AEPT is confronted with the need to attract and retain a consistent investment source in order to grow our operations rapidly. If AEPT is not funded properly it will prevent us from capturing the majority of the market.

To maintain our leadership role and first-mover advantage in this space AEPT is seeking funding from the capital markets which may include debt and equity offerings.

Sales Lead Time

Currently, the lead time for each project is estimated at ten (10) months. This reflects permitting, equipment ordering and delivery of and installation.

Permitting is the majority of the lead time. It takes months to gain approval from the SRBC, DEP and local permits to install and operate our systems. These permits are not always needed in every project and other permits may be needed, depending on the project.

Moving forward utilizing a permit in waiting strategy and submitting multiple permits may diminish this drawn-out process.

Additionally, our ability to increase our shares is dependent on market price for commodities. Other than consulting services, that are expected to increase in the second half of the year 2019, the revenue from oil, gas, and water sales may be limited over time due to the limited volume of productions by the Company. Acreage, drilling, and further related energy service may additionally negatively impact the total revenues from the Company’s energy sector.

Strategy and Marketing

Our method of distribution is also different than any other water source or provider. In fact, our method has never been done before in the SRBC region. The SRBC has signed off on it as Hydration Company was able to model the business inside of all current SRBC regulations.

This method, the Hydration Method, allows Hydration Company to use the discharge streams as natural pipelines that flow into major water sources such as the Susquehanna River. The use of a natural pipeline creates a distinct economic advantage.

Being able to use everyday water and a pass-by exemption is a distinct economic benefit to any end-user.

The capacity to drive profits will largely depend on managements’ ability to match our reclaimed sources of water to end-users, develop business for AES’s treatment technologies and close oil and gas properties at an attractive valuation under Gilbert. This will be done through individualized meetings with industrial customers already operating within the Northeast and other select markets where the economics make sense.

Marketing AEPT’s services will be done through several different strategies. First, our relationship with industrial companies will foster word of mouth advertising. Next, our consultants and sales personnel have meaningful relationships across a broad range of industries. These relationships can lead to contracts. Lastly, partnering with institutions such as the Penn State University Marcellus Shale Center is a unique opportunity that we have come upon. At PSU Marcellus Shale they publish papers related to best practices in the field. The published reports have the ability to market AEPT’s business model to industry leaders.

Within the next twelve months following the completion of this offering the Company is planning to target and purchase new oil and gas wells. Additionally, it plans to expand its water and energy services. It further plans to expand its geographical area to the State of New York, more particularly, in the proximity of the towns Marcellus and Utica. The Company additionally considers its listing to OTCQB.

Competitive Edge

Hydration Company’s competitive edge lies within its pure volume of reclaimed water and its access to low-cost treatment with high flow rates and highly concentrated solids through our technologies. Because of this volume, Hydration Company can effectively gain market share immediately as large corporations want access to one source that can supply massive amounts of reclaimed water to fulfill their input of production through Hydration’s patent pending (US 2014/0305879 A1) methodology and conveyance methods. Hydration Company can also provide the reclaimed water without interruption which is not the case with all of its competitors.

We believe that due to our competitive edges, Hydration Company will be able to price its competitors out of the market. Current estimates place Hydration Company’s total expenditure at ten cents per barrel. Hydration Company intends to charge a minimum of sixty cents per barrel for its everyday water services. This compares with market costs of sixty cents for fresh water, ninety cents for abandoned mine drainage, and two dollars and forty cents per barrel for pipeline water in the Northeast.

American Energy Solutions LLC

AES has positioned itself to take advantage of the vast need for water treatment and waste stream treatment not only from Hydration Company, but from a wide range of industrial clients that include Gilbert.

AES’s services range from small mobile applications to large scale deployment. Whether it is a coal mine, steel mill lagoon or a coal ash-producing power plant, AES has the ability to handle them all.

AES has begun business development in a handful of industrial segments where it believes the treatment technologies could be deployed in an effective manner. To date, approximately 30 unique opportunities have been identified. These projects in the pipeline range from the opportunity to written proposal to negotiation phases. We have confidence that contracts will be derived from this pipeline worth millions of dollars within the next year.

Hydration Company of PA, LLC

Hydration Company is engaged in a single service: to locate, procure, treat and distribute water through its patent pending methodology and conveyance system, and it can be distributed to multiple end-users. This includes, but is not limited to, oil and gas companies, local and regional pipelines, municipalities and landowners.

Hickman Geological Consulting, LLC

HGC is a full-service valuation and geotechnical services company that focuses on the decision space between earth materials and financial matters. It is intended to maintain its business while substituting the Company’s subsidiaries’ need in third-party geological consultants.

Mocanaqua Abandoned Mine Drainage (AMD) Tunnel.

We have entered into a contract with the Eastern Pennsylvania Coalition for Abandoned Mine Reclamation (“EPCAMR”) to engage the Susquehanna River Basin Commission (“SRBC”) in a multi-phase study of the Mocanaqua Abandoned Mine Drainage (AMD) Tunnel.

This project, if successful, may lead to the supply of millions of gallons of treated mine influenced water during low flow conditions into the local watershed that feeds the Susquehanna River (Pennsylvania).

The Mocanaqua AMD Tunnel mine is believed to be a significant mine pool of isolated mine water. The mine pool size is thought to exceed 500 billion gallons of water. This static mine pool should be adequate to support the SRBC’s criteria for an augmentation source.

EPCAMR is currently digitizing, geo-referencing, and delineating underground mine pool boundaries for the Mocanaqua AMD Tunnel in Phase I of the project. There are around 15 grid sections with an average of six coal veins to each grid to review and add elevation data for an estimated 90 mine maps from the Office of Surface Mining Folio Map Series. The coal veins in the southern tip of the northern anthracite coalfields in the lower Wyoming Valley are the Baltimore Vein, Top, and Bottom Ross, Top and Bottom Red Ash, and the Red Ash. Data collected will be used to create a 3D model of the surface and underground mine pool complexes and multi-colliery hydrologic units within the project area to more accurately calculate the potential mine pool storage volume potential within the project area by EPCAMR. Specific areas will then be drilled for more detailed in-situ mine pool monitoring of chemistry and elevation changes in the mining pool and at strategic surface monitoring locations within the Black Creek watershed and in several surface water-filled stripping pits. Data collected, under an approved State Forest Research Agreement, will be used by EPCAMR, SRBC, and AEPT and the Pennsylvania Department of Conservation & Natural Resources, who owns the Pinchot State Forest.

Susquehanna River Basin Commission

The purpose of Susquehanna River Basin Commission (SRBC) is to enhance public welfare through comprehensive planning, water supply allocation, and management of the water resources of the Susquehanna River Basin.

About EPCAMR

The purpose of EPCAMR is to encourage the reclamation and redevelopment of land affected by past mining practices. This includes reducing hazards to health and safety, eliminating soil erosion, improving water quality and returning land affected by past mining practices to productive use, thereby improving the economy of the region. Formed in 1995 by concerned conservation districts, EPCAMR represents a coalition of watershed organizations and reclamation partners.

Members range from individuals, to the active anthracite mining industry and co-generation power plants, to non-profit organizations, 16 county conservation districts, and other organizations in the anthracite and bituminous coal region of eastern Pennsylvania that are involved with abandoned mine reclamation issues. http://epcamr.org/home/

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to temporary employee staffing business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We will accrue for contingent liabilities when it is probable that a liability has been incurred and the amount can be reasonably estimated. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

We are presently a party to a routine legal proceeding that, in the opinion of our management, may have an adverse effect on our business due to the fact that regardless of the outcome of the said proceeding, defense and/or settlement costs, diversion of management resources and other factors will negatively impact our business.

Changes in financial conditions over the last 3 years

It is our position that our financial condition has been improving over the last 3 years. The Company increased its revenues to over $200,000 per year, acquired new business, and significantly decreased its outstanding debt obligations.

Liquidity considerations

As of the date of this Offering Circular, the Company does not have access to lines of credit. The Company’s liquidity is highly dependent upon its ability to further generates sales of its products and services and upon this Offering.

Employees

We currently have 3 employees. We have 1 non-employee director.

Personnel will be added on an as-needed basis. These personnel can include executive management, salespersons, engineers, chemists, hydrologists, quality control technicians, transportation experts, managers and in most instances outsourced processes.

Specific and current needs include a sales team, an office administrator and a field engineer to verify sites and coordinate agreements.

Description of Property

We rent an office in Allentown, Pennsylvania. We consider that this space is sufficient for our current needs.

MANAGEMENT

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of September 30, 2019:

Name and Principal Position	Age	Term of Office	Approximate hours per week for part-time employees

Brad Domitrovitsch – CEO/CFO/Chairman	38	Since January 1, 2017	-

Josh Hickman, PG, MSc, MBA – Director and COO	40	Since June 30, 2017	-

John Rattaporn Pippy – Director, CSO, and President	48	Since December 15, 2017	-

Damian Georgino – Director	59	Since August 1, 2018	-

Brad J. Domitrovitsch, MBA – Chairman

Brad Domitrovitsch has 20 years of expertise in analyzing, identifying and developing new market opportunities. His entrepreneurial background spans multiple industries including recycling, water treatment, transportation, real estate, and technology.

Mr. Domitrovitsch served as the Managing Member of HCPA for the last five years. Prior to his role at AEPT, he was the president of a recycling company servicing the Northeast market. Domitrovitsch grew this company into a multi-million-dollar business and successfully exited his firm to form AEPT. Domitrovitsch holds a B.S. in Economics and obtained his MBA from Moravian College.

Mr. Domitrovitsch brings his experience and skill set to provide value to his shareholders first while putting to work a suite of environmental solutions with demonstrated success.

Josh Hickman, PG, MSc, MBA – Director, Chief Operating Officer

Mr. Hickman has 15 years of experience in the unconventional shale oil and gas industry. Five of those years has been spent in the role of an executive building shareholder value.

Previous to this role with Gilbert, Mr. Hickman was the CEO of Dahlmont Energy Resources, a private oil, and gas company. During the most recent five years, he also served as the President of YPE Pittsburgh, the first interdisciplinary networking and volunteer organization that supports young people in the global energy industry. In 2014 he founded, and still holds an interest in, Hickman Geological Consulting, LLC. The focus of that company’s work is in the decision space between financial matters and technical data. HGC provides this expertise to financial institutions, start-up oil and gas companies, and landowners. Notable achievements with this company include a relationship as Shenhua America’s adviser on U.S. oil and gas investments in 2015, and becoming the dominant market shareholder for oil and gas property valuations in the Greater Pittsburgh area.

Josh Pippy – Director

Mr. John Pippy most recently returned from the Middle East where he served as the Senior Engineer for Special Operations Joint Task Force-Operation Inherent Resolve; a 2 Star Joint Forces Military Command responsible for coordinating missions within a multi-country operational area. He provided strategic and operational expertise in effective planning and execution of complex operations in austere environments with foreign civilian and military partners. During the most recent five years, Mr. Pippy served as the CEO of PA Coal Alliance (2014-2016), was on duty in the U.S. military forces during the years of 2016-2017 as the director of Engineering in Special Operations Unit, and commencing the year 2018 joint AEPT as its CSO.

Prior to his recent military service, John was the CEO of the Pennsylvania Coal Alliance, a trade organization representing the interests of over 300 member companies and 41,500 workers in the multi-billion-dollar Pennsylvania coal industry.

Before leading the Alliance, John was a legislator for 16 years in the Pennsylvania General Assembly, serving nine years as a Senator in Allegheny and Washington counties and seven years in the House of Representatives. Senator Pippy served as the Chairman of the Legislative Budget and Finance Committee, Chairman of the Law and Justice Committee and served in Senate Republican Leadership as the Policy Chairman.  Preceding his political career, John worked as a supervisor at the U.S. Steel Clairton Coke Works in Clairton, PA.

John has earned a Master’s Degree in Strategic Studies from the U. S. Army War College and a Master of Arts in International Relations from Irish American University in Dublin, Ireland. He is a graduate of the United States Military Academy at West Point, N.Y. with a Bachelor of Science degree in Environmental Engineering. He holds the rank of Lieutenant Colonel in the Pennsylvania Army National Guard and has served overseas on active duty in Syria, Iraq, and Kuwait. John has been awarded numerous medals recognizing his military service including the Combat Action Badge, the US Army Bronze Star for meritorious service, the Defense Meritorious Service Medal with “C” device and the US Army Engineer Regiment’s Bronze De Fleury Medal for outstanding service in the Engineer Regiment.  John resides in Moon Township, PA with his wife Kathy and their dog Renly. His adult daughter Katelyn lives in Los Angeles, CA working as an actress and production coordinator.

Damian Georgino – Director

Damian Georgino has more than 25 years of experience in sourcing, structuring, acquiring, financing and successfully exiting various global enterprises, with a focus on water, wastewater, water as a natural resource, water point-of-use, treatment, and water technologies. He also has significant experience in energy and infrastructure. Mr. Georgino has been the Managing Partner of Sewickley Capital Partners, LLC for 18 years (a family office). SCP invests in all aspects of water, wastewater and the water/energy nexus. Additionally, during the most recent five years, Mr. Georgino served as a Special Counsel for Eversheds Sutherland (July 2016 – November 2018) and
Strategic Partner of Titan Grove Holdings (August 2014 – August 2017).

Mr. Georgino has successfully led, as an executive, the M&A, corporate finance, and legal aspects of three publicly traded water-themed entities, most notably, United States Filter Corporation (US Filter). In addition, Mr. Georgino was most recently an Operating Partner at Titan Grove Holdings, LLC where he invested in various water companies as well as renewable energy and infrastructure companies. He is currently a Strategic Advisor to Ayyeka Technologies, Ltd., an Israeli based IIoT focusing on the emerging need for Big Data in Smart Water Systems/Smart Cities and serves as a model for “water-as-a-service.”

Mr. Georgino has also been a partner in global law firms where his focus has been M&A, corporate finance, project finance and public and private investments across a broad spectrum of sectors including, water, wastewater, renewables, and diversified industrials. He is currently Senior Counsel with the global law firm, Norton Rose Fulbright US LLP. Mr. Georgino is a frequent speaker on the topics of water, energy, and infrastructure.

Advisors

Jim Seif

Mr. Seif has tremendous expertise in the development and implementation of energy and environmental initiatives at both the state and national levels. We believe his contributions will be a valuable asset to AEPT.

Mr. Seif started his career in the U.S. Attorney’s Office in Pittsburgh, Pennsylvania, prosecuting some of the earliest environmental cases of the modern era.  After that, he served as chief of the Legal Branch at the US Environmental Protection Agency in Philadelphia, and then rejoined the US Justice Department in the Criminal Division. Mr. Seif later served as administrative assistant to Governor Dick Thornburgh and then regional administrator of the EPA’s six-state office in Philadelphia. Following that work, he joined the environmental practice at the law firm of Dechert Price and Rhoads. In 1995, then-Governor Tom Ridge appointed Mr. Seif as secretary of the Department of Environmental Protection (DEP). In 2000, Seif received a Lifetime Award for Public Service from the National Academy of Public Administration for his 30-year career in state and federal government.

Mr. Seif later became Vice President for Corporate Relations at PPL, Inc., a Fortune 500 energy and utility company in Allentown, PA. He is currently a Principal at Ridge Global, LLC and is an advisory committee member of the Dick Thornburgh Legacy Project at the University of Pittsburgh. He holds a political science degree from Yale University and a law degree from the University of Pittsburgh.

Family Relationships

There are no family relationships between any of our officers and directors except that Mr. Domitrovitsch is the son of Ms. Fogle.

Involvement in Certain Legal Proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such a person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

Board Composition

Our Board of Directors currently consists of four members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will also provide risk oversight in respect of its areas of concentration and report material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering’s qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table represents information regarding the total compensation our officers and directors of the Company for the period commencing January 1, 2018, and ending December 31, 2018:

Name and Principal Position	Cash Compensation ($)*	Other Compensation ($)*	Total Compensation ($)*
Brad Domitrovitsch – Director, CEO, Chairman	$72,000.00	25,500,000 shares of Company’s common stock together with stock options**	-

Josh Hickman, PG, MSc, MBA – Director	$22,500.00	17,000,000 shares of Company’s common stock **

John Rattaporn Pippy – Director, CSO, and President	-	9,000,000 shares of Company’s common stock together with stock options**

Damian Georgino – Director	-	1,500,000 shares of Company’s common stock together with stock options**

*Note: The Company’s aggregate cash annual compensation of directors as a group (total number – 4) was $94,500.00

** the stock options are materially described in “Principal Stockholders.” Please note that it is impracticable to determine the cash value of the shares of common stock of the Company and the Options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

To the best of our knowledge, from inception to September 30, 2019, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $50,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Statement of Policy

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $50,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration, and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by and were entered into with the approval of, or ratification by, our Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of September 30, 2019 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 138,143,990 shares of Class A Common Stock, 12,500,000 shares of Class B Common Stock, and 790,500,000 shares of Class A Preferred Stock together with certain options disclosed herein on as if converted basis as of September 30, 2019. 971,477,323

Class A Common Stock $0.001 par value

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class Before Offering	Percent of Class After Offering
West End Consulting Group, LLC (1)(2)	54,700,000	39.60%	5.63%
Josh Hickman (5)	36,000,000	26.06	3.71%
John Rattaporn Pippy (6)	17,500,000	12.67	1.80%
Damian Georgino (7)	6,500,000	4.71	0.67%
Mike McLaren (3)	101	0.00	0.00%

All Executive Officers and Directors as a Group	114,700,000	83.03	11.81%

Class B Common Stock $0.001 par value

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
West End Consulting Group, LLC (1)(2)	9,700,000	77.60
Converde Industries, Inc. (4)	2,500,000	20.00
Mike McLaren (3)	250,000	2.00

All Executive Officers and Directors as a Group	9,700,000	77.60

Class A Preferred Stock

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
West End Consulting Group, LLC (1) (2)	534,501,255	67.62
Mike McLaren (3)	121,000,000	15.31
Converde Industries, Inc. (4)	50,000,000	6.33
Josh Hickman (5)	40,500,000	5.12

All Executive Officers and Directors as a Group	575,001,255	72.74

(1)

Brad Domitrovitsch beneficially owns West End Consulting Group, LLC. West End Consulting Group, LLC’s beneficial ownership of Class A Common Stock is calculated on as if converted basis accounting its option to purchase 10,000,000 shares of Class A Common Stock.

(2)	The address of West End Consulting Group, LLC is PO Box 443 Allentown, PA 18105.

(3)	The address of Mike McLaren is PO Box 443 Allentown, PA 18105.

(4)	The address of Converde Industries, Inc. is PO Box 443 Allentown, PA 18105.

(5)

The address of Josh Hickman is PO Box 443 Allentown, PA 18105. Josh Hickman’s beneficial ownership of Class A Common Stock is calculated on as if converted basis accounting his option to purchase 7,000,000 shares of Class A Common Stock.

(6)

The address of John Rattaporn Pippy is PO Box 443 Allentown, PA 18105. John Rattaporn Pippy’s beneficial ownership of Class A Common Stock is calculated on as if converted basis accounting his option to purchase 2,500,000 shares of Class A Common Stock.

(7)	The address of Damian Georgino is PO Box 443 Allentown, PA 18105.

DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

General

Our authorized capital stock consists of 3,500,000,000 shares of common stock, par value $0.001 per share. Of these shares of authorized common stock, 1,500,000,000 shares are Class A Common Stock, and 2,000,000,000 shares are Class B Common Stock.

Each holder of Class A Common Stock shall be entitled to one (1) vote for each share of such stock standing in his name on the books of the Corporation. The holders of the Class B Common Stock shall be entitled to twenty (20) votes for each share of Class B Common Stock held.

Our authorized capital stock also includes 1,000,000,000 shares of Preferred Stock with designated Series A Preferred Stock, par value $0.001.

Capitalization

Security	Par Value	Authorized	Outstanding	Voting Rights	Conversion Into Shares of Common Stock
Class A Common	0.001	1,500,000,000	138,143,990	1	n/a
Class B Common	0.001	2,000,000,000	12,500,000	20	n/a
Class A Preferred	0.001	1,000,000,000	790,500,000	20	20

Common Stock

Voting Rights. The holders of the Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. The holders of the Class B Common Stock are entitled to 20 votes for each share held of record on all matter submitted to a vote of the shareholders.

Dividends. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There is no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessments by us.

Preferred Stock

The Company has authorized 1,000,000,000 shares of Class A Convertible Preferred Stock, par value $0.001 per share. The holders of shares of Class A Preferred Stock have no dividend rights except as may be declared by the Board of Directors of the Corporation in its sole and absolute discretion, out of funds legally available for that purpose. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, the Class A Preferred Stock shall be entitled to receive, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Class A Preferred Stock, an amount per share equal to $1.00. The Class A Preferred Stockholders shall be entitled to Twenty (20) votes for each share of Class A Preferred Stock held on any matters requiring a shareholder vote. Any Class A Preferred Stockholder shall have the right, at any time from the date of issuance, to convert any or all of its Class A Preferred Stock into 20 shares of fully paid and nonassessable shares of Common Stock for each share of Class A Preferred Stock so converted.

Certain Anti-Takeover Effects of our Articles of Incorporation

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time-consuming to acquire the Company, thereby reducing our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below.

Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales, and other “Business Combinations.” “Business Combination Transaction” is defined in the Articles of Incorporation. The Articles of Incorporation read: “Any Business Combination Transaction (as defined in Section 8.B (3) below) shall require the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.”

The above provision could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent the provision makes it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles also provide that the provision outlined herein cannot be amended, altered, repealed, or replaced without a “super-majority” vote or the approval of all of Continuing Directors and the entire Board of Directors.

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest.

 Preferred Stock. Our charter authorizes the Board of Directors to issue up to 500,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest.

Our Articles also authorize the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit to our shareholders. Among the factors that may be considered is the impact our acquisition would have on the community, the effect of the acquisition upon our employees and the reputation and business practices of the tender offeror.

Our Articles of Incorporation also contain restrictions regarding certain merger, consolidations, asset sales and other “Business Combination Transactions” involving the Company or its subsidiaries. Business Combination Transactions are defined in the Articles as (a) any merger or consolidation by us with an Interested Stockholder, (defined as a holder of at least 10% of our voting stock with certain exceptions), or (b) any sale, lease or similar disposition to an Interested Stockholder of any of our assets constituting at least 5% of our total assets, or (c) the issuance or transfer by the Company of any of our stock to an Interested Stockholder in return for cash or other property, being at least 5% of our total assets, or (d) adoption of any plan to dissolve or liquidate the Company proposed by an Interested Stockholder, or (e) any reclassification of stock or recapitalization of the Company or merger whereby the percentage of outstanding shares of any Interested Stockholder is increased. Any Business Combination Transactions must be approved by the holders of 80% of the voting power of our outstanding shares.

The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles of Incorporation also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without the “super-majority” vote described above or the approval of all the Continuing Directors as defined above.

Transfer Agent

Our Transfer Agent is Transfer Online, Inc., 512 SE Salmon Street, Portland, OR 97214, Phone: 503-227-2950, Website: http://www.transferonline.com, E-mail: info@transferonline.com. Our transfer agent is registered with the SEC.

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition, and capital requirements, general business conditions, and other pertinent facts.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 971,477,323 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Ross David Carmel, Esq., Carmel, Milazzo & DiChiara LLP, 55 West 39th Street, 18th Floor, New York, NY 10018. Phone: 212-658-0458, e-mail: rcarmel@cmdllp.com.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by an independent accountant: Buckno Lisicky & Company, Two City Center, 645 Hamilton Street, Suite 204, Allentown, PA 18101. Phone: (610) 821-8580, e-mail: khoff@blco-cpa.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements, and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

AMERICAN ENERGY PARTNERS, INC.

OTC PINK BASIC DISCLOSURES

for the Period ending

December 31, 2018

AMERICAN ENERGY PARTNERS, INC.

OTC PINK BASIC DISCLOSURES

for the Period ending

March 31, 2019

Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines

AMERICAN ENERGY PARTNERS, INC.

A Colorado Corporation

PO Box 443

Allentown, PA 18105

(610) 217-3275

http://www.americanenergy-inc.com

Contact@americanenergv-inc.com

SIC Code: 4941

Quarterly Report

For the Period Ending: March 31, 2019
(the “Reporting Period”)

As of March 31, 2019, the number of shares outstanding of our Common Stock was:

117,643,990 shares of Class A Common Stock

12,500,000 shares of Class B Common Stock

As of December 31, 2018, the number of shares outstanding of our Common Stock was:

97,143,990 shares of Class A Common Stock

12,500,000 shares of Class B Common Stock

Indicate by check mark whether the company is a shell company (as defined in Rule 405 of the Securities Act of 1933 and Rule 12b-2 of the Exchange Act of 1934):

Yes: ☐         No: ☒ (Double-click and select “Default Value” to check)

Indicate by check mark whether the company’s shell status has changed since the previous reporting period:

Yes: ☐         No: ☒

Indicate by check mark whether a Change in Control1 of the company has occurred over this reporting period:

Yes: ☐         No: ☒

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 1 of 15

1)	Name of the issuer and its predecessors (if any)

In answering this item, please also provide any names used by predecessor entities in the past five years and the dates of the name changes.

American Energy Partners, Inc.	08/05/2017- Present
Converde Energy USA Inc.	09/09/2014 - 08/05/2017
W2 Energy, Inc.	12/01/2004- 09/09/2014

Date and state (or jurisdiction) of incorporation (also describe any changes to incorporation since inception, if applicable) Please also include the issuer’s current standing in its state of incorporation (e.g. active, default, inactive):

American Energy Partners, Inc. (the “Company”) was originally incorporated in Nevada on October 12, 2004 as World Wise Technologies, Inc.

On August 5, 2017, the Company entered into a Plan of Conversion where it changed its name and domicile from Converde Energy USA, Inc. a Nevada corporation, to American Energy Partners, Inc., a Colorado corporation. The trading symbol for the Common Stock was changed from “XFUL” to “AEPT.”

The Company is currently active in the State of Colorado.

Has the issuer or any of its predecessors ever been in bankruptcy, receivership, or any similar proceeding in the past five years?

Yes: ☐      No: ☒

2)	Security Information

Trading symbol:	AEPT
Exact title and class of securities outstanding:	Class A Common Stock
CUSIP:	02563X102
Par or stated value:	$0.001

Total shares authorized:	1,500,000,000 as of date: 03/31/2019
Total shares outstanding:	117,643,990 as of date: 03/31/2019
Number of shares in the Public Float[2]:	19,459,568 as of date: 03/31/2019
Total number of shareholders of record:	156 as of date: 03/31/2019

Additional class of securities (if any):

Trading symbol:	N/A
Exact title and class of securities outstanding:	Class B Common Stock
CUSIP:	N/A
Par or stated value:	$0.001
Total shares authorized:	2,000,000,000 as of date: 03/31/2019
Total shares outstanding:	12,500,000 as of date: 03/31/2019

Trading symbol:	N/A
Exact title and class of securities outstanding:	Preferred Stock
CUSIP:	N/A
Par or stated value:	$0.001
Total shares authorized:	1,000,000,000 as of date: 03/31/2019
Total shares outstanding:	750,000,000 as of date: 03/31/2019

[2]	“Public Float” shall mean the total number of unrestricted shares not held directly or indirectly by an officer, director, any person who is the beneficial owner of more than 10 percent of the total shares outstanding (a “control person”), or any affiliates thereof, or any immediate family members of officers, directors and control persons.

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 2 of 15

Transfer Agent

Name:	Transfer Online, Inc.
Phone:	(503) 227-2950
Email:	info@transferonline.com

Is the Transfer Agent registered under the Exchange Act?3 Yes: ☒ No: ☐

Describe any trading suspension orders issued by the SEC concerning the issuer or its predecessors:

N/A

List any stock split, stock dividend, recapitalization, merger, acquisition, spin-off, or reorganization either currently anticipated or that occurred within the past 12 months:

On January 4, 2018, the Company amended its Articles of Incorporation to decrease the authorized number of Class A Common Stock from Five Billion (5,000,000,000) shares to One Billion Five Hundred Million (1,500,000,000).

3)       Issuance History

The goal of this section is to provide disclosure with respect to each event that resulted in any direct changes to the total shares outstanding of any class of the issuer’s securities in the past two completed fiscal years and any subsequent interim period.

Disclosure under this item shall include, in chronological order, all offerings and issuances of securities, including debt convertible into equity securities, whether private or public, and all shares or any other securities or options to acquire such securities issued for services. Using the tabular format below, please describe these events.

A. Changes to the Number of Outstanding Shares

Check this box to indicate there were no changes to the number of outstanding shares within the past two completed fiscal years and any subsequent periods: ☐

Number of Share outstanding as of January 1, 2017	Opening Balance: Common A: 21,382,184 Common B: 56,000,000 Preferred: 215,498,745	*Right-click the rows below and select “Insert” to add rows as needed.

Date of Transaction	Transaction type (e.g. new issuance, cancellation, shares returned to treasury)	Number of Shares Issued (or cancelled)	Class of Securities	Value of shares issued ($/per share) at Issuance	Were the shares issued at a discount to market price at the time of issuance? (Yes/N o)	Individual/ Entity Shares were issued to (entities must have individual with voting / investment control disclosed).	Reason for share issuance (e.g. for cash or debt conversion) OR Nature of Services Provided (if applicable)	Restricted or Unrestricted as of this filing?	Exemption or Registration Type?
03/10/2017	New Issuance	105,000,000	Common A	N/A	No	West End Consulting	See Item A below	Restricted	N/A
						Group LLC, controlled by
						Brad
						Domitrovitsch

[3]	To be included in the Pink Current Information tier, the transfer agent must be registered under the Exchange Act.

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 3 of 15

03/20/2017	New Issuance	60,000	Common A	$0.50	No	Thomas W. Fogle	Investment	Restricted	N/A
03/20/2017	New Issuance	10,000,000	Common A	$0.0025	Yes	DJK Investments 10 Inc., controlled by Daniel Manceno	See Item B below	Unrestricted	N/A
03/20/2017	New Issuance	10,000,000	Common A	$0.0025	Yes	Paladin Advisors LLC, controlled by Daniel Fried	See Item B below	Unrestricted	N/A
03/20/2017	New Issuance	10,000,000	Common A	$0.0025	Yes	WT Consulting Group LLC, controlled by Bill Hershey	See Item B below	Unrestricted	N/A
03/20/2017	New Issuance	10,000,000	Common A	$0.0025	Yes	2V Capital Inc., controlled by Mike Gulyas	See Item B below	Unrestricted	N/A
04/07/2017	New Issuance	315,955	Common A	N/A	No	Aaron Reyer & Jennifer Reyer	See Item A below	Restricted	N/A
04/07/2017	New Issuance	631,911	Common A	N/A	No	Chris Bernal & Charlene Bernal	See Item A below	Restricted	N/A
04/07/2017	New Issuance	126,382	Common A	N/A	No	Gregory Barnes	See Item A below	Restricted	N/A
08/05/2017	20:1 Reverse Stock Split	(158,340,476)	Common A	N/A	N/A	N/A	N/A	N/A	N/A
08/23/2017	New Issuance	34	Common A	N/A	No	Fast Cede & Co. (brokerage)	See Item C below	Unrestricted	N/A
09/21/2017	New Issuance	8,333,333	Common A	$0.03	No	William T. Rousis	Investment	Restricted	N/A
10/10/2017	New Issuance	434,667	Common A	$0.05	No	Asymtote Capital, LLC, controlled by Aaron White	See Section B below	Restricted	N/A
11/29/2017	New Issuance	1,700,000	Common A	$0.05	Yes	GPL Ventures, LLC, controlled by Alexander Dillon	Investment	Unrestricted	Regulation A
11/29/2017	Share Cancellati on	(800,000)	Common A	$0.05	N/A	GPL Ventures, LLC, controlled by Alexander Dillon	Item D	N/A	N/A
11/29/2017	New Issuance	2,000,000	Common A	$0.05	No	Josh Hickman	Compensation	Restricted	N/A
11/29/2017	New Issuance	3,000,000	Common A	$0.05	No	West End Consulting Group, LLC, controlled by Brad Domitrovitsch	Compensation	Restricted	NIA
12/19/2017	New Issuance	2,000,000	Common A	$0.05	Yes	GPL Ventures, LLC, controlled by Alexander Dillon	Investment	Unrestricted	Regulation A
01/16/2018	New Issuance	2,000,000	Common A	$0.05	Yes	GPL Ventures, LLC, controlled by Alexander Dillon	Investment	Unrestricted	Regulation A
01/30/2018	New Issuance	2,700,000	Common A	$0.02	Yes	GPL Ventures, LLC, controlled by Alexander Dillon	Investment	Unrestricted	Regulation A

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 4 of 15

02/08/2018	New Issuance	1,250,000	Common A	$0.02	Yes	Tri-Bridge Ventures, LLC, controlled by John Forsyth III	Investment	Unrestricted	Regulation A
02/12/2018	New Issuance	2,000,000	Common A	$0.058	No	Josh Hickman	2017 Bonus	Restricted	N/A
02/12/2018	New Issuance	3,000,000	Common A	$0.058	No	West End Consulting Group, LLC, controlled by Brad Domitrovitsch	2017 Bonus	Restricted	N/A
03/08/2018	New Issuance	2,100,000	Common A	$0.01	Yes	GPL Ventures, LLC, controlled by Alexander Dillon	Investment	Unrestricted	Regulation A
03/20/2018	New Issuance	1,250,000	Common A	$0.01	Yes	Tri-Bridge Ventures, LLC, controlled by John Forsyth III	Investment	Unrestricted	Regulation A
03/29/2018	New Issuance	3,000,000	Common A	$0.005	Yes	GPL Ventures, LLC, controlled by Alexander Dillon	Investment	Unrestricted	Regulation A
04/05/2018	New Issuance	3,000,000	Common A	$0.015	No	John Rattaporn Pippy	Shares issued in lieu of cash compensation	Restricted	N/A
04/05/2018	New Issuance	5,000,000	Common A	$0.015	No	Josh Hickman	Shares issued in lieu of cash compensation	Restricted	N/A
04/05/2018	New Issuance	7,500,000	Common A	$0.015	No	West End Consulting Group, LLC, controlled by Brad Domitrovitsch	Shares issued in lieu of cash compensation	Restricted	N/A
04/06/2018	New Issuance	5,000,000	Common A	$0.015	No	Random Walk Consulting LLC, controlled by Gardner Dean Schroth	Shares issued in lieu of cash compensation	Restricted	N/A
05/09/2018	New Issuance	1,000,000	Common A	$0.005	Yes	Gardner Dean Schroth	Investment	Unrestricted	Regulation A
06/28/2018	New Issuance	3,000,000	Common A	$0.0065	No	John Rattaporn Pippy	Shares issued in lieu of cash compensation	Restricted	N/A
06/28/2018	New Issuance	5,000,000	Common A	$0.0065	No	Josh Hickman	Shares issued in lieu of cash compensation	Restricted	N/A
06/28/2018	New Issuance	7,500,000	Common A	$0.0065	No	West End Consulting Group, LLC, controlled by Brad Domitrovitsch	Shares issued in lieu of cash compensation	Restricted	N/A
08/01/2018	New Issuance	1,500,000	Common A	$0.007	No	Damian Georgino	Shares issued in lieu of cash compensation	Restricted	N/A
10/15/2018	New Issuance	5,000,000	Common A	$0.0051	No	Josh Hickman	Shares issued in lieu of cash compensation	Restricted	N/A
10/15/2018	New Issuance	7,500,000	Common A	$0.0051	No	West End Consulting Group, LLC, controlled by Brad Domitrovitsch	Shares issued in lieu of cash compensation	Restricted	N/A
10/15/2018	New Issuance	3,000,000	Common A	$0.0051	No	John Rattaporn Pippy	Shares issued in lieu of cash compensation	Restricted	N/A

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 5 of 15

01/07/2019	New Issuance	5,000,000	Common A	$0.003	No	Damian Georgino	Shares issued in lieu of cash compensation	Restricted	N/A
01/07/2019	New Issuance	3,000,000	Common A	$0.003	No	John Rattaporn Pippy	Shares issued in lieu of cash compensation	Restricted	N/A
01/07/2019	New Issuance	5,000,000	Common A	$0.003	No	Josh Hickman	Shares issued in lieu of cash compensation	Restricted	N/A
01/07/2019	New Issuance	7,500,000	Common A	$0.003	No	West End Consulting Group, LLC, controlled by Brad Domitrovitsch	Shares issued in lieu of cash compensation	Restricted	N/A

03/10/2017	New Issuance	194,000,000	Common B	N/A	No	West End Consulting Group, LLC, controlled by Brad Domitrovitsch	See Item A below	Restricted	N/A
08/05/2017	20:1 Reverse Stock Split	(237,500,000)	Common B	N/A	N/A	N/A	N/A	N/A	N/A

03/10/2017	New Issuance	534,501,255	Preferred	N/A	No	West End Consulting Group LLC, controlled by Brad Domitrovitsch	See Item A below	Restricted	N/A

Shares Outstanding on March 31, 2019	Ending Balance: Common A: 117,643,990 Common B: 12,500,000
Preferred: 750,000,000

Use the space below to provide any additional details, including footnotes to the table above:

Does not include options issued to any shareholder.

Item A - The shares were issued pursuant to the terms of a Share Exchange Agreement dated December 10, 2016 with Hydration Company of PA, LLC.

Item B - On March 24, 2017 - Aged Debt-. $100,000 worth of aged debt was converted into equity in four tranches of 10,000,000 shares of Class A Common Stock.

Item C - On or about August 5, 2017, the Company entered into a Plan of Conversion where it changed its name and domicile from Converde Energy USA, Inc. a Nevada corporation, to American Energy Partners, Inc., a Colorado corporation. The trading symbol for the Common Stock was changed from “XFUL” to “AEPT.” The Plan of Conversion also provided for a 20:1 reverse stock split, whereby every Twenty (20) shares of Common Stock of Converde Energy USA, Inc. was converted into One (1) share of Class A Common Stock of American Energy Partners, Inc. Every Twenty (20) shares of Class B Common Stock of Converde Energy USA, Inc. was converted into One (1) share of Class B Common Stock of American Energy Partners, Inc. These shares were requested by DTC to satisfy a shortfall due to rounded shares,

Item D - The shares were initially associated with an aged debt transaction that turned out to be unsubstantiated. The shares were returned by GPL Ventures to the transfer agent.

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 6 of 15

B. Debt Securities, Including Promissory and Convertible Notes

Use the chart and additional space below to list and describe any issuance of promissory notes, convertible notes or convertible debentures in the past two completed fiscal years and any subsequent interim period.

Check this box if there are no outstanding promissory, convertible notes or debt arrangements: ☐

Date of Note Issuance	Outstanding Balance ($)	Principal Amount at Issuance ($)	Interest Accrued ($)	Maturity Date	Conversion Terms (e.g. pricing mechanism for determining conversion of instrument to shares)	Name of Noteholder	Reason for Issuance (e.g. Loan, Services, etc.)
05/12/2017	$100,000	$100,000	$16,102	05/12/2018	See Item A	LQD Ventures LLC d/b/a Minivest.com	Loan

Use the space below to provide any additional details, including footnotes to the table above:

Item A — Not converted by maturity. The holder of the note shall have the right to convert any part of the outstanding interest or principal amount of the note into shares of Common A Stock equal to 50% of the lowest Trading Price during the 20 days commencing on the first trading day following delivery and clearance of notice.

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 7 of 15

4)	Financial Statements

A.	The following financial statements were prepared in accordance with:

☒ U.S. GAAP

☐ IFRS

B.	The financial statements for this reporting period were prepared by (name of individual)[4]:

Name:	John Lisicky
Title:	Certified Public Accountant
Relationship to Issuer:	Accountant

Provide the financial statements described below for the most recent fiscal year or quarter. For the initial disclosure statement (qualifying for Pink Current Information for the first time) please provide reports for the two previous fiscal years and any subsequent interim periods.

C.	Balance sheet;
D.	Statement of income;
E.	Statement of cash flows;
F.	Financial notes; and
G.	Audit letter, if audited

You may either (i) attach/append the financial statements to this disclosure statement or (ii) file the financial statements through OTCIQ as a separate report using the appropriate report name for the applicable period end. (“Annual Report,” “Quarterly Report” or “Interim Report”).

If you choose to publish the financial statements in a separate report as described above, you must state in the accompanying disclosure statement that such financial statements are incorporated by reference. You may reference the document(s) containing the required financial statements by indicating the document name, period end date, and the date that it was posted to OTCIQ in the field below.

Financial statement information is considered current until the due date for the subsequent report (as set forth in the qualifications section above). To remain qualified for Current Information, a company must post its Annual Report within 90 days from its fiscal year-end date and Quarterly Reports within 45 days of each fiscal quarter-end date.

5)	Issuer’s Business, Products and Services

The purpose of this section is to provide a clear description of the issuer’s current operations. In answering this item, please include the following:

A.	Summarize the issuer’s business operations (If the issuer does not have current operations, state “no operations”)

The Company is comprised of three subsidiaries that source, treat and distribute reclaimed water in an effort to preserve our nation’s naturally occurring resources. We are comprised of subsidiaries that source, treat and distribute reclaimed water in an effort to preserve our nation’s naturally occurring resources.

B.	Describe any subsidiaries, parents, or affiliated companies, if applicable, and a description of their business contact information for the business, officers, directors, managers or control persons. Subsidiary information may be included by reference

[4]	The financial statements requested pursuant to this item must be prepared in accordance with US GAAP or IFRS by persons with sufficient financial skills.

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 8 of 15

Our subsidiaries, Hydration Corporation of PA, LLC (“Hydration Corporation”), American Energy Solutions, LLC (“American Energy Solutions”), and Gilbert Oil and Gas (“Gilbert Oil”), will own energy operations as well as design, build and operate regional water treatment facilities that serve the industrial and energy sectors. Together with Hydration Corporation and American Energy Solutions, Gilbert Oil provides value through net revenue interests, mineral interests and royalty rights.

Hydration Corporation of PA, LLC

Hydration Corporation is engaged in the businesses of water exploration, water augmentation, and the treatment of impacted waters. Through its subsidiaries and partners, we design, build, and operate regional water treatment facilities. Hydration Corporation is a leader in water-neutral energy solutions, as well as providing waste water technologies specifically designed to improve the impaired water disposal process.

We believe that Hydration Corporation’s technology delivers one of the highest energy yields from a broad range of water-bearing assets, with one of the lowest capital expenditures of any other known water processes.

Hydration Corporation offers a range of low cost attractive modular systems or fixed facilities via its water conveyance methodologies, which produce low-cost water solutions in partnership with select small to large-size industrial energy users, government agencies, and non-profit watershed groups in target markets.

Hydration Corporation provides a solution to locate, procure, treat and distribute water. This patent-pending process provides cleaner water which results in an improved, safer environment. It can also mitigate drought conditions by accessing water previously unavailable. Applications may include, but are not limited to: oil and gas, pipelines, industrial use, utilities, mining, municipalities and landowners.

Hydration Corporation has designed a unique, patent pending system to treat and distribute water in an efficient and economical process that should encourage treated water to be used by gas drillers, pipeline companies, utility companies, industry and municipalities.

Over time Hydration Corporation has gained support for our unique, patent-pending process by the Pennsylvania Department of Environmental Protection (DEP), Susquehanna River Basin Commission (SRBC), and the Pennsylvania Department of Conservation and Natural Resources (DCNR). In fact, we are currently negotiating contracts and letter of intent agreements with these organizations for mines that store our inventory.

Hydration Corporation conducted its first pump test that was a field demonstration at Coal Creek, Blossburg, Pennsylvania, which was granted by the Pennsylvania DEP & the SRBC. The pump test was performed through AES using GeoTube Technology which produced a favorable test result. This enabled Hydration to: (1) confirm the economic model; (2) prove the validity of the business model; and (3) share the results with potential partners, customers and government agencies.

Since that field demonstration, Hydration Corporation has partnered with Eastern Pennsylvania Coalition for Abandoned Mine Reclamation (EPCAMR) and the SRBC to start the first three phases of due diligence at the Mocanaqua Tunnel. This property has an estimated 500 billion gallons of storage and appears to be an excellent candidate for Hydration Corporation’s methodologies. This opportunity may be worth an estimated $2.5 million of construction and operation and maintenance for AES. AES would provide the treatment technologies beginning in Phase IV.

Hydration Corporation’s competitive edge lies within its pure volume of reclaimed water and its access to low cost treatment with high flow rates and highly concentrated solids through AES’ partners’ technologies. Because of this volume Hydration Corporation can effectively gain market share immediately as large corporations want access to one source that can supply massive amounts of reclaimed water to fulfill their input of production through Hydration’s patent pending (US 2018/0362364 A1) methodology and conveyance methods.

The success of Hydration Corporation is dependent upon effectively entering into contracts with private and state-owned mines. These contracts will give Hydration Corporation the sole right to distribute water from privately owned mines across the country.

Hydration Corporation will operate out of multiple, predetermined, selected sites within the United States and will need minimal space to conduct its office activities. The sites differ in terms of geography, storage and water quality. All sites will be enabled for augmentation or the ability to mitigate during pass-by conditions.

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 9 of 15

Augmentation is an important factor of the equation. It allows Hydration Corporation to not only provide everyday water but to provide additional waters to the system when low flow conditions are present. This is a valuable piece of the model because no matter how long or severe of a drought, it gives customers the ability to consume, at their intake, up to their maximum docketed withdrawal thus granting them pass-by exemption.

How the model works: First, hydrological studies are performed statewide to determine the largest pools of non-potable water. Second, access and control of these mines are gained through contracts with the land owner. Third, final hydrology and engineering studies performed. Next, a filtration system is installed with all needed permits. Lastly, a dynamically-adjustable, turn-key system is put online that allows Hydration to execute its model of treatment and distribution through its proprietary conveyance system.

American Energy Solutions, LLC

American Energy Solutions is an industrial waste stream treatment company that intends to engage in the remediation of Superfund sites, coal ash, acid mine drainage, mine influenced water (MIW), drill cuttings (horizontal direction drilling or HDD and vertical directional drilling or VDD), flowback (water and other debris that comes to the surface after a well is fracked), produced waters and other industrial processes.

We provide treatment technologies that contribute to Hydration Corporation’s business model of low-cost treatment and distribution. These treatment technologies also allow AES to leverage existing contacts in the industrial space and convert these contacts into contract value. AES’s long-term goal is to bring waste stream treatment technologies in-house.

Gilbert Oil and Gas, LLC

We intend to develop Gilbert Oil and Gas, LLC (“Gilbert”) as a U.S. based exploration and production company focused on generating long-term shareholder value through drilling, operating, and partnership opportunities in the upstream oil and gas space.

Gilbert’s sole service is to provide cash flow through investment in oil and gas royalties, producing wells and the development of mineral rights.

Gilbert came into existence to capitalize on the depressed asset pricing in the oil and gas space. Gilbert’s business model is to first capture royalty opportunities then gain working interests on producing wells and lastly to acquire land inventory through mineral rights.

Gilbert will concentrate its initial capital inside the Marcellus & Utica formations where we can monetize existing water assets and treatment technologies in WV, OH and PA.

Following this model, we are of the belief that meaningful asset and cash flow value will be derived over the course of time.

C.	Describe the issuers’ principal products or services, and their markets

Water sourcing, treatment, & distribution in industrial & government markets. Acquisition of oil & gas assets.

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 10 of 15

6)	Issuer’s Facilities

The goal of this section is to provide a potential investor with a clear understanding of all assets, properties or facilities owned, used or leased by the issuer.

In responding to this item, please clearly describe the assets, properties or facilities of the issuer, give the location of the principal plants and other property of the issuer and describe the condition of the properties. If the issuer does not have complete ownership or control of the property (for example, if others also own the property or if there is a mortgage on the property), describe the limitations on the ownership.

If the issuer leases any assets, properties or facilities, clearly describe them as above and the terms of their leases.

The Company’s principal executive offices are located at 1275 Glenlivet Drive, Suite 100, Allentown, PA 18106.

Gilbert Oil & Gas, LLC (“Gilbert O&G”), a wholly owned subsidiary of American Energy Partners, Inc. owns 15 oil and gas wells in western Pennsylvania. Included in these assets are 127 net mineral acres of deep rights (the “Deep Rights”) and over 1,000 acres of shallow rights in the Tier I area of the wet Marcellus and dry Utica Shale. On October 9, 2018 Gilbert O&G sold the Deep Rights to Hickman Geological Consulting, LLC for $30,000. Josh Hickman, COO is the principal of Hickman Geological Consulting, LLC.

Link to our: Well Inventory

Hydration Company of PA, LLC (“HCPA”), a subsidiary of American Energy Partners, Inc. has a patent pending US 2014/0305879 A1. On December 20, 2018 HCPA refiled a revised patent application with a new publication number of US 2018/0362364 A1.

Current Assignee: Hydration Company of PA, LLC

Abstract: A method of supplying water using a natural water pipeline includes withdrawing impaired water from an impaired water body connected to a waterway and treating the impaired water from the impaired water body to produce treated water. The method also includes discharging the treated water into the waterway and conveying the treated water via the waterway to one or more locations proximate to one or more remote operational facilities that withdraws water from the waterway at the one or more locations. The method further includes receiving a monetary value from one or more operational entities operating the one or more remote operational facilities and providing at least a portion of one or more water access rights to the one or more operational entities in exchange for the monetary value.

Link to our: Patent Pending

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 11 of 15

7)	Officers, Directors, and Control Persons

The goal of this section is to provide an investor with a clear understanding of the identity of all the persons or entities that are involved in managing, controlling or advising the operations, business development and disclosure of the issuer, as well as the identity of any significant or beneficial shareholders.

Using the tabular format below, please provide information regarding any person or entity owning 5% of more of the issuer, as well as any officer, and any director of the company, regardless of the number of shares they own. If any listed are corporate shareholders or entities, provide the name and address of the person(s) beneficially owning or controlling such corporate shareholders, or the name and contact information of an individual representing the corporation or entity in the note section.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding	Note
Brad J.	CEO, CFO, Chairman	Allentown, PA	40,200,000	Common A	34.2%	Includes shares owned by West End Consulting Group LLC of which Brad J. Domitrovitsch is the owner.
Domitrovitsch			9,700,000	Common B	77.6%
			534,501,255	Preferred	71.3%
Josh Hickman	Director & COO	Canonsburg, PA	24,000,000	Common A	20.4%	Does not include unvested stock options for 7,000,000 shares of Class A Common Stock not exercisable in 60 days.
John Rattaporn Pippy	Director	Moon Township, PA	12,000,000	Common A	10.2%	Does not include unvested stock options for, 5000,000 shares of Class A Common Stock not exercisable in 60 days.
Damian Georgino	Director	Beaufort, SC	6,500,000	Common A	5.1%
West End Consulting Group LLC	Owner of more than 5%	Allentown, PA	40,200,000	Common A	34.2%	Beneficially owned by Brad J. Domitrovitsch. Does not include unvested stock options for 10,000,000 shares of Class A Common Stock not exercisable in 60 days.
			9,700,000	Common B	77.6%	Beneficially owned by Brad J. Domitrovitsch
			534,501,255	Preferred	71.3%	Beneficially owned by Brad J. Domitrovitsch
Michael McLaren	Owner of more than 5%	Didsbury, AB Canada	101	Common A	*	Includes shares owned by Converde Industries Inc. of which Michael McLaren is the owner.
			2.800.000	Common B	22.4%
			177,247,834	Preferred	23.6%
Converde Industries Inc.	Owner of more than 5%	Didsbury, AB Canada	2,500,000	Common B	20.0%	Beneficially owned by Michael McLaren
			50,000,000	Preferred	6.7%	Beneficially owned by Michael McLaren

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 12 of 15

William T. Rousis	Owner of more than 5%	Canonsburg, PA	8,333,333	Common A	7.1%
Dean Schroth	Owner of more than 5%	New York, NY	6,000,000	Common A	5.1%	Includes shares owned by Random Walk Consulting LLC of which Dean Schroth is the owner.

* Less than 1%

8)	Legal/Disciplinary History

A.	Please identify whether any of the persons listed above have, in the past 10 years, been the subject of:

1.	A conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None

2.	The entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None

3.	A finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None

4.	The entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited such person’s involvement in any type of business or securities activities.

None

B.	Describe briefly any material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the issuer or any of its subsidiaries is a party or of which any of their property is the subject. Include the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. Include similar information as to any such proceedings known to be contemplated by governmental authorities.

None

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 13 of 15

9)	Third Party Providers

Please provide the name, address, telephone number and email address of each of the following outside providers:

Securities Counsel

Name:	Peter DiChiara
Firm:	Carmel, Milazzo & DiChiara LLP
Address 1:	55 West 39th Street
Address 2:	18th Floor
Phone:	212-658-0458
Email:	pdichiara@cmdllp.com

Accountant or Auditor

Name:	John Lisicky, CPA
Firm:	Buckno Lisicky & Co.
Address 1:	645 Hamilton Street
Address 2:	Allentown, PA 18101
Phone:	610-821-8580
Email:	khoff@blco-cpa.com

Investor Relations Consultant

Name:	Dean Schroth
Firm:	Random Walk Consulting
Address 1:	300 Park Avenue, 12th Fl.
Address 2:	New York, NY 10022
Phone:	(347) 721-3819
Email:	dean@randomwalkconsulting.com

Other Service Providers

Provide the name of any other service provider(s), including, counsel, advisor(s) or consultant(s) that assisted, advised, prepared or provided information with respect to this disclosure statement, or provided assistance or services to the issuer during the reporting period.

Name:	N/A
Firm:	N/A
Nature of Services:	N/A
Address 1:	N/A
Address 2:	N/A
Phone:	N/A
Email:	N/A

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 14 of 15

10)	Issuer Certification

Principal Executive Officer:

The issuer shall include certifications by the chief executive officer and chief financial officer of the issuer (or any other persons with different titles but having the same responsibilities).

The certifications shall follow the format below:

I, Brad Domitrovitsch certify that:

1.	I have reviewed this Quarterly Disclosure Statement of American Energy Partners, Inc.;

2.	Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3.	Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

May 28, 2019 [Date]

/s/ Brad Domitrovitsch [CEO’s Signature]

Principal Financial Officer:

I, Brad Domitrovitsch certify that:

1.	I have reviewed this Quarterly Disclosure Statement of American Energy Partners, Inc.;

2.	Based on my knowledge, this disclosure statement does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this disclosure statement; and

3.	Based on my knowledge, the financial statements, and other financial information included or incorporated by reference in this disclosure statement, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in this disclosure statement.

May 28, 2019 [Date]

/s/ Brad Domitrovitsch [CFO’s Signature]

OTC Markets Group Inc. OTC Pink Basic Disclosure Guidelines (v2.0 February 2019)	Page 15 of 15

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

December 31, 2018 and 2017

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets (Unaudited)

December 31, 2018 and 2017

	2018	2017
ASSETS
CURRENT ASSETS
Cash	$11,800	$30,466
Accounts receivable	10,997	6,600
TOTAL CURRENT ASSETS	22,797	37,066

PROPERTY AND EQUIPMENT, NET	75,647	57,000

TOTAL ASSETS	$98,444	$94,066

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	$49,658	$-
Interest payable	13,826	5,158
Convertible notes	100,000	100,000
TOTAL CURRENT LIABILITIES	163,484	105,158

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock ($.001 par value, 1,000,000,000 shares authorized, 750,000,000 issued and outstanding)	750,000	750,000
Common B stock ($.001 par value, 2,000,000,000 shares authorized, 12,500,000 issued and outstanding)	12,500	12,500
Common stock ($.001 par value, 1,500,000,000 shares authorized, 122,143,990 issued and 97,143,990 outstanding)	97,144	25,844
Additional paid in capital	1,290,270	341,270
Accumulated deficit	(2,214,954)	(1,140,706)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(65,040)	(11,092)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$98,444	$94,066

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Income (unaudited)

Years Ended December 31, 2018 and 2017

	2018	2017

SALES	$96,261	$6,600

COST OF GOODS SOLD	-	-

GROSS PROFIT	96,261	6,600

OPERATING EXPENSES
Advertising & promotion	78,529	220,677
Automobile expense	32	167
Bank charges	8,894	21,283
Compensation	787,800	250,000
Depletion expense	1,585	-
Dues & subscriptions	17,867	22,498
Insurance	-	5,583
Interest expense	8,668	6,448
Meals & entertainment	1,896	3,832
Office expense	293	923
Postage	64	119
Professional fees	275,281	203,967
Repair & maintenance	20,432	532
Rent expense	116	56
Royalties	7,116	-
Travel expense	8,417	3,125
Utilities	119	3
TOTAL OPERATING EXPENSES	1,217,109	739,213

OPERATING LOSS	(1,120,848)	(732,613)

OTHER INCOME
Gain from sale of equipment	29,500	-
Loss on investment write off	-	(77,551)
Miscellaneous income	17,100	-
TOTAL OTHER INCOME (EXPENSES)	46,600	(77,551)

NET INCOME (LOSS)	$(1,074,248)	$(810,164)

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Change in Stockholders’ Equity (Deficiency) (unaudited)

Years Ended December 31, 2018 and 2017

							Additional		Stockholders’
	Preference Shares		Common B Shares		Common Shares		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficiency)

BALANCE, January 1, 2017	215,498,745	$215,499	56,000,000	$56,000	21,382,184	$21,382	$-	$(330,542)	$(37,661)

Share issuance	534,501,255	534,501	194,000,000	194,000	106,134,248	106,134	(804,635)	-	30,000
Share issuance from convertible debt	-	-	-	-	40,000,000	40,000	60,000	-	100,000
Stock compensation	-	-	-	-	-	-	-	-	-
20:1 Reverse stock split	-	-	(237,500,000)	(237,500)	(158,340,476)	(158,340)	395,840	-	-

BALANCE, August 3, 2017	750,000,000	$750,000	12,500,000	$12,500	9,175,956	$9,176	$(348,795)	$(330,542)	$92,339

Share issuance	-	-	-	-	11,233,367	11,233	423,767	-	435,000
Share issuance from convertible debt	-	-	-	-	434,667	435	21,298	-	21,733
Stock compensation	-	-	-	-	5,000,000	5,000	245,000	-	250,000

Net loss	-	-	-	-	-	-	-	(810,164)	(810,164)

BALANCE, December 31, 2017	750,000,000	$750,000	12,500,000	$12,500	25,843,990	$25,844	$341,270	$(1,140,706)	$(11,092)

Share issuance	-	-	-	-	13,300,000	13,300	219,200	-	232,500
Share issuance from convertible debt	-	-	-	-	-	-	-	-	-
Stock compensation	-	-	-	-	58,000,000	58,000	729,800	-	787,800

Net loss	-	-	-	-	-	-	-	(1,074,248)	(1,074,248)

BALANCE, December 31, 2018	750,000,000	$750,000	12,500,000	$12,500	97,143,990	$97,144	$1,290,270	$(2,214,954)	$(65,040)

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

Years Ended December 31, 2018 and 2017

	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,074,248)	$(810,164)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on investment write off	-	77,551
Convertible note	-	121,733
Depletion expense	1,585	-
Gain on sale of assets	(29,500)	-
Stock compensation	787,800	250,000
Increase in assets:
Accounts receivable	(4,397)	(6,600)
Increase (decrease) in liabilities:
Accounts payable	49,658	-
Interest payable	8,668	4,715
Convertible notes	-	(20,000)
NET CASH PROVIDED BY OPERATING ACTIVITIES	(260,434)	(382,765)

CASH FLOWS FROM INVESTING ACTIVITIES
Net proceeds from sale of assets	30,000	-
Additions to property, plant, and equipment	(20,732)	(57,000)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	9,268	(57,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from share issuance	232,500	465,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	232,500	465,000

NET INCREASE (DECREASE) IN CASH	(18,666)	25,235

CASH
Beginning	30,466	5,231
Ending	$11,800	$30,466

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Stock issued from convertible debt	$-	$100,000

Stock issued from equity exchange	$-	$1,074

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
December 31, 2018 and 2017

NOTE 1.	ORGANIZATION AND NATURE OF OPERATIONS

American Energy Partners, Inc. is a publicly-traded company (OTC: AEPT) comprised of subsidiaries that source, treat and distribute reclaimed water in an effort to preserve our nation’s naturally occurring resources. Together with Hydration Company of PA (sourcing, distributing), American Energy Solutions (treating) and Gilbert Oil and Gas Company the Companies provide value through net revenue interests, mineral interests and royalty rights.

On August 3, 2017 Converde Energy USA, Inc. fully converted into American Energy Partners, Inc.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

Principles of Consolidation

The consolidated financial statements include the Company and its majority owned subsidiaries, Hydration Company of PA, American Energy Solutions, and Gilbert Oil and Gas Company. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies an investment with original maturities of three months or less as cash and cash equivalents.

Accounts Receivable

The Company considers account receivable to be fully collectable at period end. Accordingly, no allowance for doubtful accounts has been recorded.

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is recorded using the straight-line method of depreciation over the estimated useful lives of depreciable assets which range from 7 to 10 years for equipment and automobiles and 40 years for improvements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
December 31, 2018 and 2017

Oil and gas assets are calculated using the unit-of-production method based upon estimates of proved oil and gas reserves with oil and gas production being converted to a common unit of measure based upon their relative energy content. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.

Maintenance and repairs are charged to operations when incurred. Betterments and renewals that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or otherwise disposed of, the asset accounts and related accumulated depreciation are reduced, and any gain or loss is included in operations.

Impairment

An asset is treated as impaired when the carrying cost of asset exceeds its recoverable value. An impairment loss is charged to the income statement in the year in which an asset is identified as impaired. The impairment loss recognized in prior accounting period is reversed if there has been a change in the estimate of recoverable amount.

Stock Option Plan

During 2017, the Company established a stock option plan, the American Energy Partners, Inc. and Subsidiaries Stock Incentive Plan. Stock options are granted to officers and other key employees. The options fully vest after two years of continued employment. Newly issued shares of common stock are provided to satisfy stock option exercises. Under the Company’s policy, all stock option awards and exercise prices are approved prior to the date of grant by the Board of Directors.

See Note 4 for additional information.

Income Taxes

The Company and its subsidiaries have elected to be taxed as a C corporation.

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are recalculated using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Due to continued net losses no asset or liability has been recorded.

The returns for 2017, 2016, 2015 and 2014 are subject to examination by the IRS, generally for three years after they were filed.

Each company files separate state income tax returns based on its individual earnings.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
December 31, 2018 and 2017

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the years ended December 31, 2018 and 2017 is $78,529 and $220,677, respectively.

Date of Management’s Review

Subsequent events were evaluated through January 19, 2019, which is the date the financial statements were available to be issued.

NOTE 3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of the years ended December 31, 2018 and 2017:

	2018	2017
Oil and gas wells	$77,232	$57,000
Less accumulated depletion	1,585	-
	$75,647	$57,000

Depletion expense for the years ended December 31, 2018 and 2017 is $1,585 and $0.

NOTE 4.	CONVERTIBLE NOTES

The Company engaged Asymtote Capital, LLC for working capital funding. The consideration for that funding was a $20,000 convertible note with a maturity dated September 2019 and 8% interest capitalized into the note principal. The note also has a 2% default penalty. The note has mandatory terms related to third party stock issuance, annual earnings or a sale of the Company to a third party. The amount of conversion shares will be based on the stock value at the time of the triggering event. The Company recorded interest expense relating to this note in the amount of $0 and $1,291 for the years ended December 31, 2018 and 2017. This note was converted during 2017.

The Company engaged GPL Ventures, LLC/Minivest for crowdsourcing related to the Regulation A. The consideration for that retention was a $100,000 convertible note yielding 8% with a maturity dated May 2018. The Company recorded interest expense relating to this note in the amount of $8,668 and $5,157 for the years ended December 31, 2018 and 2017.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
December 31, 2018 and 2017

GPL Ventures, LLC/Minivest has the right, commencing on the issuance date of this note, to convert any part of the outstanding interest or principal amount of this note into fully paid and non-assessable shares of common stock. The conversion price shall equal 50% of the lowest trading price during the valuation period, and the conversion amount shall be the amount of principal or interest electively converted in the conversion notice. The total number of shares due under any conversion notice will be equal to the conversion amount divided by the conversion price.

The Company inherited two $50,000 convertible notes payable to Mark and Michael Brierley in the buyout. The note was in default when inherited and had an interest rate of 7%. The Company issued $100,000 worth of shares in a debt conversion during the year ended December 31, 2017.

NOTE 5.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 1,000,000,000 shares of Preferred Stock with a par value of $0.001 per share. As of the years ending December 31, 2018 and 2017 750,000,000 shares are issued and outstanding.

Common B Stock

The Board of Directors authorized a 20:1 reverse stock split. The outstanding Common B Stock shares were reduced from 250,000,000 to 12,500,000. This reduction was finalized August 3, 2017.

The Company has authorized 2,000,000,000 shares of Common B Stock with a par value of $0.001 per share. As of the three months ending December 31, 2018 and 2017 12,500,000 shares are issued and outstanding.

Common Stock

The Board of Directors authorized a 20:1 reverse stock split. The outstanding Common Stock shares were reduced from 167,516,432 to 9,175,956. This reduction was finalized August 3, 2017.

The Company has issued 122,143,990 shares of Common Stock of the total authorized amount of 1,500,000,000 shares. As of the years ending December 31, 2018 and 2017 97,143,990 and 25,843,990 shares are outstanding. For each common share, $0.001 is allocated to par value.

The Company issued 58,000,000 and 5,000,000 shares of Common Stock in lieu of compensation for the years ended December 31, 2018 and 2017.

Stock Option Plan

As discussed in Note 1, the Company established a stock option plan during 2017 and management reserved a pool of 20,000,000 shares of Common Stock to be issued when the options are exercised.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
December 31, 2018 and 2017

The Company granted stock options as follows:

		Common Stock
Issue Date	Options Issued	Purchase Price
September 6, 2017	250,000	$0.0750
September 7, 2017	3,500,000	$0.0750
September 7, 2017	5,000,000	$0.0750
December 12, 2017	500,000	$0.0740
January 5, 2018	750,000	$0.0850
October 3, 2018	9,750,000	$0.0065
	19,750,000

The options fully vest two years from the grant date and are exercisable from then through a period of ten years from the date of grant. Using the Black-Scholes option pricing model, management has determined that the options issued in 2017 and 2018 have a value of $.046, $.056, $.056, $.080, $.080 and $.004 per share, respectively. Total compensation cost is $11,500, $196,000, $280,000, $40,000, $60,000 and $39,000, respectively. Compensation cost will be recognized after the options fully vest in two years. The Company did not recognized stock option-based compensation in the years ended December 31, 2018 and 2017.

As of December 31, 2018, unrecognized compensation cost related to nonvested awards totaled $626,500. Of this amount, $527,500 will be recognized in 2019, $99,000 in 2020. The weighted average period over which this remaining compensation cost will be recognized is 1.16 years.

The significant assumptions used and the calculated fair value of options are as follow:

	2018	2017
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	3.30-3.88%	2.95-3.24%
Expected life in years	10	10
Expected volatility	355-534%	532-832%
Weighted-average fair value
of options granted	$0.0318	$0.1123

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES
Notes to Unaudited Consolidated Financial Statements
December 31, 2018 and 2017

The following is an analysis of options to purchase shares of the Company’s stock issued and outstanding:

	2018		2017
		Weighted		Weighted
		Average		Average
	Total	Exercise	Total	Exercise
	Options	Price	Options	Price
Outstanding at January 1	9,250,000	$0.1316	-	$-
Granted	10,500,000	0.0121	9,250,000	0.1316
Exercised	-	-	-	-
Expired/cancelled	-	-	-	-
Forfeited	-	-	-	-
Outstanding at December 31	19,750,000	$0.0415	9,250,000	$0.1316

Options exercisable, December 31	-	$-	-	$-

	2018		2017
		Weighted		Weighted
	Nonvested	Average	Nonvested	Average
	Options	Fair Value	Options	Fair Value
Nonvested options
Nonvested options, January 1	9,250,000	$0.1123	-	$-
Granted	10,500,000	0.0090	9,250,000	0.1123
Vested	-	-	-	-
Forfeited	-	-	-	-
Nonvested options, December 31	19,750,000	$0.0318	9,250,000	$0.1123

Options for 19,750,000 shares, granted September 6, 2017 through October 3, 2018 will vest over the next 2 years and expire during the year ended December 31, 2028.

NOTE 6.	CONCENTRATIONS OF CREDIT RISK

As of December 31, 2018, four major customer accounted for $4,205 of trade accounts receivable and 91% of revenue.

The Company maintains cash accounts in one commercial bank. As of December 31, 2018, the amount on deposit that exceed the insurance limits for the Federal Deposit Insurance Corporation in the commercial bank is $0. The Company has not experienced any losses as a result of these noninsured balances.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

March 31, 2019 and 2018

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (Unaudited)

March 31, 2019 and 2018

	2019	2018
ASSETS
CURRENT ASSETS
Cash	$3,702	$5,749
Accounts receivable	9,234	18,100
TOTAL CURRENT ASSETS	12,936	23,849

PROPERTY AND EQUIPMENT, NET	74,908	56,647

TOTAL ASSETS	$87,844	$80,496

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	$57,522	$-
Interest payable	16,102	7,261
Convertible notes	100,000	100,000
TOTAL CURRENT LIABILITIES	173,624	107,261

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock ($.001 par value, 1,000,000,000 shares authorized, 750,000,000 issued and outstanding)	750,000	750,000
Common B stock ($.001 par value, 2,000,000,000 shares authorized, 12,500,000 issued and outstanding)	12,500	12,500
Common stock ($.001 par value, 1,500,000,000 shares authorized, 142,643,990 issued and 117,643,990 outstanding)	117,644	43,144
Additional paid in capital	1,331,270	841,470
Accumulated deficit	(2,297,194)	(1,673,879)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(85,780)	(26,765)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$87,844	$80,496

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

Three Months Ended March 31, 2019 and 2018

	Three Months	Three Months
	Ended	Ended
	March 31, 2019	March 31, 2019

SALES	$15,879	$18,903

COST OF GOODS SOLD	-	-

GROSS PROFIT	15,879	18,903

OPERATING EXPENSES
Advertising & promotion	-	78,079
Bank charges	151	7,827
Compensation	61,500	290,000
Depletion expense	739	353
Dues & subscriptions	1,918	7,903
Interest expense	2,276	2,103
Meals & entertainment	-	1,571
Office expense	60	2
Postage	-	64
Professional fees	27,898	153,575
Repair & maintenance	3,286	6,640
Rent expense	60	56
Travel expense	200	3,872
Utilities	31	31
TOTAL OPERATING EXPENSES	98,119	552,076

OPERATING LOSS	(82,240)	(533,173)

NET LOSS	$(82,240)	$(533,173)

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Change in Stockholders’ Equity (Deficiency) (Unaudited)

Three Months Ended March 31, 2019 and 2018

							Additional		Stockholders’
	Preference Shares		Common B Shares		Common Shares		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficiency)

BALANCE, January 1, 2018	750,000,000	$750,000	12,500,000	$12,500	25,843,990	$25,844	$341,270	$(1,140,706)	$(11,092)

Share issuance	-	-	-	-	12,300,000	12,300	215,200	-	227,500
Stock compensation	-	-	-	-	5,000,000	5,000	285,000	-	290,000
Net loss	-	-	-	-	-	-	-	(533,173)	(533,173)

BALANCE, March 31, 2018	750,000,000	$750,000	12,500,000	$12,500	43,143,990	$43,144	$841,470	$(1,673,879)	$(26,765)

BALANCE, January 1, 2019	750,000,000	$750,000	12,500,000	$12,500	97,143,990	$97,144	$1,290,270	$(2,214,954)	$(65,040)

Stock compensation	-	-	-	-	20,500,000	20,500	41,000	-	61,500
Net loss	-	-	-	-	-	-	-	(82,240)	(82,240)

BALANCE, March 31, 2019	750,000,000	$750,000	12,500,000	$12,500	117,643,990	$117,644	$1,331,270	$(2,297,194)	$(85,780)

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited)

Three Months Ended March 31, 2019 and 2018

	Three Months	Three Months
	Ended	Ended
	March 31, 2019	March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(82,240)	$(533,173)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion expense	739	353
Stock compensation	61,500	290,000
Increase (decrease) in assets:
Accounts receivable	1,763	(11,500)
Increase in liabilities:
Accounts payable	7,864	-
Interest payable	2,276	2,103
NET CASH USED IN OPERATING ACTIVITIES	(8,098)	(252,217)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from share issuance	-	227,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	227,500

NET DECREASE IN CASH	(8,098)	(24,717)

CASH
Beginning	11,800	30,466
Ending	$3,702	$5,749

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and 2018

NOTE 1.	ORGANIZATION AND NATURE OF OPERATIONS

American Energy Partners, Inc. is a publicly-traded company (OTC: AEPT) comprised of subsidiaries that source, treat and distribute reclaimed water in an effort to preserve our nation’s naturally occurring resources. Together with Hydration Company of PA (sourcing, distributing), American Energy Solutions (treating) and Gilbert Oil and Gas Company the Companies provide value through net revenue interests, mineral interests and royalty rights.

On August 3, 2017 Converde Energy USA, Inc. fully converted into American Energy Partners, Inc.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

Principles of Consolidation

The consolidated financial statements include the Company and its majority owned subsidiaries, Hydration Company of PA, American Energy Solutions, and Gilbert Oil and Gas Company. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies an investment with original maturities of three months or less as cash and cash equivalents.

Accounts Receivable

The Company considers account receivable to be fully collectable at period end. Accordingly, no allowance for doubtful accounts has been recorded.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and 2018

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is recorded using the straight-line method of depreciation over the estimated useful lives of depreciable assets which range from 7 to 10 years for equipment and automobiles and 40 years for improvements.

Oil and gas assets are calculated using the unit-of-production method based upon estimates of proved oil and gas reserves with oil and gas production being converted to a common unit of measure based upon their relative energy content. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.

Maintenance and repairs are charged to operations when incurred. Betterments and renewals that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or otherwise disposed of, the asset accounts and related accumulated depreciation are reduced, and any gain or loss is included in operations.

Impairment

An asset is treated as impaired when the carrying cost of asset exceeds its recoverable value. An impairment loss is charged to the income statement in the year in which an asset is identified as impaired. The impairment loss recognized in prior accounting period is reversed if there has been a change in the estimate of recoverable amount.

Stock Option Plan

During 2017, the Company established a stock option plan, the American Energy Partners, Inc. and Subsidiaries Stock Incentive Plan. Stock options are granted to officers and other key employees. The options fully vest after two years of continued employment. Newly issued shares of common stock are provided to satisfy stock option exercises. Under the Company’s policy, all stock option awards and exercise prices are approved prior to the date of grant by the Board of Directors.

See Note 4 for additional information.

Income Taxes

The Company and its subsidiaries have elected to be taxed as a C corporation.

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are recalculated using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Due to continued net losses no asset or liability has been recorded.

The returns for 2018, 2017, 2016 and 2015 are subject to examination by the IRS, generally for three years after they were filed.

Each company files separate state income tax returns based on its individual earnings.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and 2018

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the three months ended March 31, 2019 and 2018 is $0 and $78,079, respectively.

Date of Management’s Review

Subsequent events were evaluated through May 3, 2019, which is the date the financial statements were available to be issued.

NOTE 3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of the three months ended March 31, 2019 and 2018:

	Three Months	Three Months
	Ended	Ended
	March 31, 2019	March 31, 2018
Oil and gas wells	$77,232	$57,000
Less accumulated depletion	2,324	353
	$74,908	$56,647

Depletion expense for the three months ended March 31, 2019 and 2018 is $739 and $353.

NOTE 4.	CONVERTIBLE NOTES

The Company engaged GPL Ventures, LLC/Minivest for crowdsourcing related to the Regulation A. The consideration for that retention was a $100,000 convertible note yielding 8% with a maturity dated May 2018. The Company recorded interest expense relating to this note in the amount of $2,276 and $2,103 for the three months ended March 31, 2019 and 2018.

GPL Ventures, LLC/Minivest has the right, commencing on the issuance date of this note, to convert any part of the outstanding interest or principal amount of this note into fully paid and non-assessable shares of common stock. The conversion price shall equal 50% of the lowest trading price during the valuation period, and the conversion amount shall be the amount of principal or interest electively converted in the conversion notice. The total number of shares due under any conversion notice will be equal to the conversion amount divided by the conversion price.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and 2018

NOTE 5.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 1,000,000,000 shares of Preferred Stock with a par value of $0.001 per share. As of the three months ending March 31, 2019 and 2018 750,000,000 shares are issued and outstanding.

Common B Stock

The Company has authorized 2,000,000,000 shares of Common B Stock with a par value of $0.001 per share. As of the three months ending March 31, 2019 and 2018 12,500,000 shares are issued and outstanding.

Common Stock

The Company has issued 142,643,990 shares of Common Stock of the total authorized amount of 1,500,000,000 shares. As of the three months ending March 31, 2019 and 2018 117,643,990 and 43,143,990 shares are outstanding. For each common share, $0.001 is allocated to par value.

The Company issued 20,500,000 and 5,000,000 shares of Common Stock in lieu of compensation for the three months ending March 31, 2019 and 2018. The issue price was $0.0030 and $0.058 per share totaling compensation expense of $61,500 and $290,000 for the three months ending March 31, 2019 and 2018.

Stock Option Plan

As discussed in Note 1, the Company established a stock option plan during 2017 and management reserved a pool of 20,000,000 shares of Common Stock to be issued when the options are exercised.

The Company granted stock options as follows:

		Common Stock
Issue Date	Options Issued	Purchase Price
September 6, 2017	250,000	$0.0750
September 7, 2017	3,500,000	$0.0750
September 7, 2017	5,000,000	$0.0750
December 12, 2017	500,000	$0.0740
January 5, 2018	750,000	$0.0850
October 3, 2018	9,750,000	$0.0065
	19,750,000

The options fully vest two years from the grant date and are exercisable from then through a period of ten years from the date of grant. Using the Black-Scholes option pricing model, management has determined that the options issued in 2017 and 2018 have a value of $.046, $.056, $.056, $.080, $.080 and $.004 per share, respectively. Total compensation cost is $11,500, $196,000, $280,000, $40,000, $60,000 and $39,000, respectively. Compensation cost will be recognized after the options fully vest in two years. The Company did not recognized stock option-based compensation in the three months ended March 31, 2019 and 2018.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and 2018

As of March 31, 2019, unrecognized compensation cost related to nonvested awards totaled $626,500. Of this amount, $527,500 will be recognized in 2019, $99,000 in 2020. The weighted average period over which this remaining compensation cost will be recognized is 0.93 years.

The significant assumptions used and the calculated fair value of options are as follow:

	Three Months	Three Months
	Ended	Ended
	March 31, 2019	March 31, 2018
Expected dividend yield	-	0.00%
Risk-free interest rate	-	3.30%
Expected life in years	-	10
Expected volatility	-	534%
Weighted-average fair value of options granted	-	$0.080

The following is an analysis of options to purchase shares of the Company’s stock issued and outstanding:

	Three Months Ended		Three Months Ended
	March 31, 2019		March 31, 2018
		Weighted		Weighted
		Average		Average
	Total	Exercise	Total	Exercise
	Options	Price	Options	Price
Outstanding at January 1	19,750,000	$0.0415	9,250,000	$0.0749
Granted	-	-	750,000	0.0850
Exercised	-	-	-	-
Expired/cancelled	-	-	-	-
Forfeited	-	-	-	-
Outstanding at March 31	19,750,000	$0.0415	10,000,000	$0.0757

Options exercisable, March 31	-	$-	-	$-

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

March 31, 2019 and 2018

	Three Months Ended		Three Months Ended
	March 31, 2019		March 31, 2018
		Weighted		Weighted
	Nonvested	Average	Nonvested	Average
	Options	Fair Value	Options	Fair Value
Nonvested options
Nonvested options, January 1	19,750,000	$0.0318	9,250,000	$0.0570
Granted	-	-	750,000	0.0800
Vested	-	-	-	-
Forfeited	-	-	-	-
Nonvested options, March 31	19,750,000	$0.0318	10,000,000	$0.0587

Options for 19,750,000 shares, granted September 6, 2017 through October 3, 2018 will vest over the next 2 years and expire during the year ended December 31, 2028.

NOTE 6.	INCOME TAXES

Income taxes are comprised of current taxes on income calculated on the results reported for tax purposes.

Income tax expense (benefit) consists of the following:

	Three Months	Three Months
	Ended	Ended
	March 31, 2019	March 31, 2018
Current:
Federal	$(17,270)	$(111,966)
State	(8,216)	(53,264)
	(25,486)	(165,230)

Increase in valuation allowance	25,486	165,230

Total federal and state income taxes	$-	$-

A valuation allowance is provided to reduce the income tax expense (benefit) to a level, which, more likely than not, will be realized.

NOTE 7.	CONCENTRATIONS OF CREDIT RISK

As of March 31, 2019, three major customer accounted for $9,234 of trade accounts receivable and 100% of revenue.

The Company maintains cash accounts in one commercial bank. As of March 31, 2019, the amount on deposit that exceed the insurance limits for the Federal Deposit Insurance Corporation in the commercial bank is $0. The Company has not experienced any losses as a result of these noninsured balances.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

June 30, 2019 and 2018

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (unaudited)

June 30, 2019 and 2018

ASSETS
	2019	2018
CURRENT ASSETS
Cash	$1,983	$5,806
Accounts receivable	11,000	11,600
TOTAL CURRENT ASSETS	12,983	17,406
PROPERTY AND EQUIPMENT, NET	74,333	56,279
TOTAL ASSETS	$87,316	$73,685
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Accounts payable	$61,068	$-
Interest payable	18,424	9,406
Convertible notes	100,000	100,000
TOTAL CURRENT LIABILITIES	179,492	109,406

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock ($.001 par value, 1,000,000,000 shares authorized, 750,000,000 issued and outstanding)	750,000	750,000
Common B stock ($.001 par value, 2,000,000,000 shares authorized, 12,500,000 issued and outstanding)	12,500	12,500
Common stock ($.001 par value, 1,500,000,000 shares authorized, 158,143,990 issued and 138,143,990 outstanding)	133,144	80,144
Additional paid in capital	1,408,770	1,217,720
Accumulated deficit	(2,396,590)	(2,096,085)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(92,176)	(35,721)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$87,316	$73,685

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Income (unaudited)

Three Months Ended June 30, 2019 and 2018

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018
SALES	$13,627	$11,806
COST OF GOODS SOLD	-	-
GROSS PROFIT	13,627	11,806

OPERATING EXPENSES
Automobile expense	-	32
Bank charges	248	748
Compensation	93,000	408,250
Depletion expense	575	368
Dues & subscriptions	505	2,390
Interest expense	2,322	2,145
Meals & entertainment	277	131
Office expense	-	200
Postage	7	-
Professional fees	10,170	27,436
Repair & maintenance	2,488	2,748
Royalties	2,630	2,903
Travel expense	771	3,731
Utilities	30	30
TOTAL OPERATING EXPENSES	113,023	451,112
OPERATING LOSS	(99,396)	(439,306)
TOTAL OTHER INCOME	-	17,100
NET LOSS	(99,396)	$(422,206)

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Change in Stockholders’ Equity (Deficiency) (unaudited)

Three Months Ended June 30, 2019 and 2018

							Additional		Stockholders’
	Preference Shares		Common B Shares		Common Shares		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficiency)

BALANCE, April 1, 2018	750,000,000	$750,000	12,500,000	$12,500	43,143,990	$43,144	$841,470	$(1,673,879)	$(26,765)
Share issuance	-	-	-	-	1,000,000	1,000	4,000	-	5,000
Stock compensation	-	-	-	-	36,000,000	36,000	372,250	-	408,250
Net loss	-	-	-	-	-	-	-	(422,206)	(422,206)
BALANCE, June 30, 2018	750,000,000	$750,000	12,500,000	$12,500	80,143,990	$80,144	$1,217,720	$(2,096,085)	$(35,721)
BALANCE, April 1, 2019	750,000,000	$750,000	12,500,000	$12,500	117,643,990	$117,644	$1,331,270	$(2,297,194)	$(85,780)
Stock compensation	-	-	-	-	15,500,000	15,500	77,500	-	93,000
Net loss	-	-	-	-	-	-	-	(99,396)	(99,396)
BALANCE, June 30, 2019	750,000,000	$750,000	12,500,000	$12,500	138,143,990	$133,144	$1,408,770	$(2,396,590)	$(92,176)

See Notes to Unaudited Consolidated Financial Statements (unaudited).

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

Three Months Ended June 30, 2019 and 2018

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(99,396)	$(422,206)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion expense	575	368
Stock compensation	93,000	408,250
Increase (decrease) in assets:
Accounts receivable	(1,766)	6,500
Increase in liabilities:
Accounts payable	3,546	-
Interest payable	2,322	2,145
NET CASH USED IN OPERATING ACTIVITIES	(1,719)	(4,943)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from share issuance	-	5,000
NET CASH PROVIDED BY FINANCING
ACTIVITIES	-	5,000
NET INCREASE (DECREASE) IN CASH	(1,719)	57
CASH
Beginning	3,702	5,749
Ending	1,983	$5,806

See Notes to Unaudited Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

June 30, 2019 and 2018

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

American Energy Partners, Inc. is a publicly-traded company (OTC: AEPT) comprised of subsidiaries that source, treat and distribute reclaimed water in an effort to preserve our nation’s naturally occurring resources. Together with Hydration Company of PA (sourcing, distributing), American Energy Solutions (treating) and Gilbert Oil and Gas Company the Companies provide value through net revenue interests, mineral interests and royalty rights.

On August 3, 2017 Converde Energy USA, Inc. fully converted into American Energy Partners, Inc.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

Principles of Consolidation

The consolidated financial statements include the Company and its majority owned subsidiaries, Hydration Company of PA, American Energy Solutions, and Gilbert Oil and Gas Company. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Accounts Receivable

The Company considers account receivable to be fully collectable at period end. Accordingly, no allowance for doubtful accounts has been recorded.

Property and Equipment

Oil and gas assets are calculated using the unit-of-production method based upon estimates of proved oil and gas reserves with oil and gas production being converted to a common unit of measure based upon their relative energy content. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

June 30, 2019 and 2018

Maintenance and repairs are charged to operations when incurred. Betterments and renewals that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or otherwise disposed of, the asset accounts and related accumulated depreciation are reduced, and any gain or loss is included in operations.

Impairment

An asset is treated as impaired when the carrying cost of asset exceeds its recoverable value. An impairment loss is charged to the income statement in the year in which an asset is identified as impaired. The impairment loss recognized in prior accounting period is reversed if there has been a change in the estimate of recoverable amount.

Stock Option Plan

During 2017, the Company established a stock option plan, the American Energy Partners, Inc. and Subsidiaries Stock Incentive Plan. Stock options are granted to officers and other key employees. The options fully vest after two years of continued employment. Newly issued shares of common stock are provided to satisfy stock option exercises. Under the Company’s policy, all stock option awards and exercise prices are approved prior to the date of grant by the Board of Directors.

See Note 5 for additional information.

Income Taxes

The Company and its subsidiaries have elected to be taxed as a C corporation.

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are recalculated using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Due to continued net losses no asset or liability has been recorded.

The returns for 2018, 2017, 2016 and 2015 are subject to examination by the IRS, generally for three years after they were filed.

Each company files separate state income tax returns based on its individual earnings.

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the three months ended June 30, 2019 and 2018 is $0 and $0, respectively.

Date of Management’s Review

Subsequent events were evaluated through July 18, 2019, which is the date the financial statements were available to be issued.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (Unaudited)

June 30, 2019 and 2018

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of the three months ended June 30, 2019 and 2018:

	Three Months	Three Months
	Ended	Ended
	June 30, 2019	June 30, 2018
Oil and gas wells	$77,232	$57,000
Less accumulated depletion	2,899	721
	$74,333	$56,279

Depletion expense for the three months ended June 30, 2019 and 2018 is $575 and $368.

NOTE 4. CONVERTIBLE NOTES

The Company engaged GPL Ventures, LLC/Minivest for crowdsourcing related to the Regulation A. The consideration for that retention was a $100,000 convertible note yielding 8% with a maturity dated May 2018. The Company recorded interest expense relating to this note in the amount of $2,322 and $2,145 for the three months ended June 30, 2019 and 2018.

GPL Ventures, LLC/Minivest has the right, commencing on the issuance date of this note, to convert any part of the outstanding interest or principal amount of this note into fully paid and non-assessable shares of common stock. The conversion price shall equal 50% of the lowest trading price during the valuation period, and the conversion amount shall be the amount of principal or interest electively converted in the conversion notice. The total number of shares due under any conversion notice will be equal to the conversion amount divided by the conversion price.

NOTE 5. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 1,000,000,000 shares of Preferred Stock with a par value of $0.001 per share. As of the three months ending June 30, 2019 and 2018 750,000,000 shares are issued and outstanding.

Common B Stock

The Company has authorized 2,000,000,000 shares of Common B Stock with a par value of $0.001 per share. As of the three months ending June 30, 2019 and 2018 12,500,000 shares are issued and outstanding.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

June 30, 2019 and 2018

Common Stock

The Company has issued 158,143,990 shares of Common Stock of the total authorized amount of 1,500,000,000 shares. As of the three months ending June 30, 2019 and 2018 138,143,990 and 80,143,990 shares are outstanding. For each common share, $0.001 is allocated to par value.

The Company issued 15,500,000 and 36,000,000 shares of Common Stock in lieu of compensation for the three months ending June 30, 2019 and 2018. The issue price average was $0.0060 and $0.0113 per share totaling compensation expense of $93,000 and $408,250 for the three months ending June 30, 2019 and 2018.

Stock Option Plan

As discussed in Note 1, the Company established a stock option plan during 2017 and management reserved a pool of 20,000,000 shares of Common Stock to be issued when the options are exercised.

The Company granted stock options as follows:

Issue Date	Options Issued	Common Stock Purchase Price
September 6, 2017	250,000	$0.0750
September 7, 2017	3,500,000	$0.0750
September 7, 2017	5,000,000	$0.0750
December 12, 2017	500,000	$0.0740
January 5, 2018	750,000	$0.0850
October 3, 2018	9,750,000	$0.0065
	19,750,000

The options fully vest two years from the grant date and are exercisable from then through a period of ten years from the date of grant. Using the Black-Scholes option pricing model, management has determined that the options issued in 2017 and 2018 have a value of $.046, $.056, $.056, $.080, $.080 and $.004 per share, respectively. Total compensation cost is $11,500, $196,000, $280,000, $40,000, $60,000 and $39,000, respectively. Compensation cost will be recognized after the options fully vest in two years. The Company did not recognized stock option-based compensation in the three months ended June 30, 2019 and 2018.

As of June 30, 2019, unrecognized compensation cost related to nonvested awards totaled $626,500. Of this amount, $527,500 will be recognized in 2019, $99,000 in 2020. The weighted average period over which this remaining compensation cost will be recognized is 0.69 years.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

June 30, 2019 and 2018

The following is an analysis of options to purchase shares of the Company’s stock issued and outstanding:

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
		Weighted		Weighted
		Average		Average
	Total	Exercise	Total	Exercise
	Options	Price	Options	Price
Outstanding at January 1	19,750,000	$0.0415	10,000,000	$0.0757
Granted	-	-	-	-
Exercised	-	-	-	-
Expired/cancelled	-	-	-	-
Forfeited	-	-	-	-
Outstanding at March 31	19,750,000	$0.0415	10,000,000	$0.0757

Options exercisable, March 31	-	$-	-	$-

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
		Weighted		Weighted
	Nonvested	Average	Nonvested	Average
	Options	Fair Value	Options	Fair Value
Nonvested options
Nonvested options, April 1	19,750,000	$0.0318	10,000,000	$0.0587
Granted	-	-	-	-
Vested	-	-	-	-
Forfeited	-	-	-	-
Nonvested options, June 30	19,750,000	$0.0318	10,000,000	$0.0587

Options for 19,750,000 shares, granted September 6, 2017 through October 3, 2018 will vest over the next 2 years and expire during the year ended December 31, 2028.

NOTE 6. INCOME TAXES

Income taxes are comprised of current taxes on income calculated on the results reported for tax purposes.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to Unaudited Consolidated Financial Statements

June 30, 2019 and 2018

Income tax expense (benefit) consists of the following:

	Three Months	Three Months
	Ended	Ended
	June 30, 2019	June 30, 2018
Current:
Federal	$(20,873)	$(88,663)
State	(9,930)	(42,178)
	(30,803)	(130,841)
Increase in valuation allowance	30,803	130,841
Total federal and state income taxes	$-	$-

A valuation allowance is provided to reduce the income tax expense (benefit) to a level, which, more likely than not, will be realized.

NOTE 7. CONCENTRATIONS OF CREDIT RISK

As of June 30, 2019, three major customer accounted for $11,000 of trade accounts receivable and 100% of revenue.

The Company maintains cash accounts in one commercial bank. As of June 30, 2019, the amount on deposit that exceed the insurance limits for the Federal Deposit Insurance Corporation in the commercial bank is $0.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets September 30, 2019 and 2018 (unaudited)

	2019	2018
ASSETS
CURRENT ASSETS
Cash	$26,577	$846
Accounts receivable	62,978	58,089
TOTAL CURRENT ASSETS	89,555	58,935
PROPERTY AND EQUIPMENT, NET	73,689	76,826
OTHER ASSETS
Goodwill	33,440
TOTAL OTHER ASSETS	33,440
TOTAL ASSETS	$196,684	$135,761

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	$80,335	$19,732
Interest payable	20,793	11,594
Convertible notes	100,000	100,000
TOTAL CURRENT LIABILITIES	201,128	131,326
STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock ($.001 par value, 1,000,000,000 shares authorized, 790,500,000 issued and outstanding)	790,500	750,000
Common B stock ($.001 par value, 2,000,000,000 shares authorized, 12,500,000 issued and outstanding)	12,500	12,500
Common stock ($.001 par value, 1,500,000,000 shares authorized, 163,143,990 issued and 138,143,990 outstanding)	138,144	81,644
Additional paid in capital	1,431,270	1,226,720
Accumulated deficit	(2,376,858)	(2,066,429)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(4,444)	4,435
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$196,684	$135,761

See Notes to Consolidated Financial Statements (unaudited).

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Income (unaudited)

Three Months Ended September 30, 2019 and 2018

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
SALES	$159,904	$54,979
OPERATING EXPENSES
Advertising & promotion	28
Automobile expense	17
Bank charges	229	172
Compensation		10,500
Depletion expense	644	185
Dues & subscriptions	554	4,290
Interest expense	2,369	2,188
Meals & entertainment	569	194
Office expense	138	43
Professional fees	127,329	6,045
Repair & maintenance	2,115	1,163
Rent expense	67	60
Royalties	1,181
Travel expense	4,568	455
Utilities	364	28
TOTAL OPERATING EXPENSES	140,172	25,323
NET INCOME	$19,732	$29,656

See Notes to Consolidated Financial Statements (unaudited).

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Change in Stockholders’ Equity (Deficiency) (unaudited)

Three Months Ended September 30, 2019 and 2018

									Total
							Additional		Stockholders’
	Preference Shares		Common B Shares		Common Shares		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficiency)
BALANCE, July 1,2018	750,000,000	$750,000	12,500,000	$12,500	80,143,990	$80,144	$1,217,720	$(2,096,085)	$(35,721)
Stock compensation					1,500,000	1,500	9,000		10,500
Net income								29,656	29,656
BALANCE, September 30, 2018	750,000,000	$750,000	12,500,000	$12,500	81,643,990	$81,644	$1,226,720	$(2,066,429)	$4,435
BALANCE, July 1, 2019	750,000,000	$750,000	12,500,000	$12,500	133,143,990	$133,144	$1,408,770	$(2,396,590)	$(92,176)
Share issuance for work performed					5,000,000	5,000	22,500		27,500
Share issuance from acquisition	40,500,000	40,500							40,500
Net income								19,732	19,732
BALANCE, September 30, 2019	790,500,000	$790,500	12,500,000	$12,500	138,143,990	$138,144	$1,431,270	$(2,376,858)	$(4,444)

See Notes to Consolidated Financial Statements (unaudited).

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (unaudited)

Three Months Ended September 30, 2019 and 2018

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$19,732	$29,656
Adjustments to reconcile net income to net cash used in operating activities:
Depletion expense	644	185
Stock compensation		10,500
Stock payment	27,500
(Increase) decrease in assets:
Accounts receivable	(51,978)	(46,489)
Increase in liabilities:
Accounts payable	19,267	19,732
Interest payable	2,369	2,188
NET CASH USED IN
OPERATING ACTIVITIES	17,534	15,772
CASH FLOWS FROM INVESTING ACTIVITIES
Assets from acquisition	7,060
Additions to property and equipment		(20,732)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	7,060	(20,732)
NET INCREASE (DECREASE) IN CASH	24,594	(4,960)
CASH
Beginning	1,983	5,806
Ending	$26,577	$846

See Notes to Consolidated Financial Statements (unaudited).

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (unaudited)

September 30, 2019 and 2018

NOTE 1.	ORGANIZATION AND NATURE OF OPERATIONS

American Energy Partners, Inc. is a publicly-traded company (OTC: AEPT) comprised of subsidiaries that source, treat and distribute reclaimed water in an effort to preserve our nation’s naturally occurring resources. Together with Hydration Company of PA (sourcing, distributing), American Energy Solutions (treating). Gilbert Oil and Gas Company and newly acquired Hickman Geological Consulting, LLC, the Companies provide value through net revenue interests, mineral interests and royalty rights.

On August 3, 2017 Converde Energy USA, Inc. fully converted into American Energy Partners, Inc.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUTING POLICIES

Principles of Consolidation

The consolidated financial statements include the Company and its majority owned subsidiaries, Hydration Company of PA, American Energy Solutions, Gilbert Oil and Gas Company and Hickman Geological Consulting, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Accounts Receivable

The Company considers account receivable to be fully collectable at period end. Accordingly, no allowance for doubtful accounts has been recorded.

Property and Equipment

Oil and gas assets are calculated using the unit-of-production method based upon estimates of proved oil and gas reserves with oil and gas production being converted to a common unit of measure based upon their relative energy content. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (unaudited)

September 30, 2019 and 2018

Maintenance and repairs are charged to operations when incurred. Betterments and renewals that extend the useful lives of property and equipment are capitalized. When property and equipment are sold or otherwise disposed of, the asset accounts and related accumulated depreciation are reduced, and any gain or loss is included in operations.

Impairment

An asset is treated as impaired when the carrying cost of asset exceeds its recoverable value. An impairment loss is charged to the income statement in the year in which an asset is identified as impaired. The impairment loss recognized in prior accounting period is reversed if there has been a change in the estimate of recoverable amount.

Stock Option Plan

During 2017, the Company established a stock option plan, the American Energy Partners, Inc. and Subsidiaries Stock Incentive Plan. Stock options are granted to officers and other key employees. The options fully vest after two years of continued employment. Newly issued shares of common stock are provided to satisfy stock option exercises. Under the Company’s policy, all stock option awards and exercise prices are approved prior to the date of grant by the Board of Directors.

See Note 6 for additional information.

Income Taxes

The Company and its subsidiaries have elected to be taxed as a C corporation.

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are recalculated using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Due to continued net losses no asset or liability has been recorded.

The returns for 2018, 2017, 2016 and 2015 are subject to examination by the IRS, generally for three years after they were filed.

Each company files separate state income tax returns based on its individual earnings.

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the three months ended September 30, 2019 and 2018 is $28 and $0, respectively.

Date of Management’s Review

Subsequent events were evaluated through October 31, 2019, which is the date the financial statements were available to be issued.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (unaudited)

September 30, 2019 and 2018

NOTE 3.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of the three months ended September 30, 2019 and 2018:

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018
Oil and gas wells	$77,232	$77,732
Less accumulated depletion	3 543	906
	$73,689	$76,826

Depletion expense for the three months ended September 30, 2019 and 2018 is $644 and $185.

NOTE 4.	ACQUISITIONS

On July 11, 2019, the Company completed the purchase from Hickman Geological Consulting, LLC of substantially all of the assets. The aggregate purchase price paid was 40,500,000 shares of preferred stock.

GAAP defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. GAAP requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. GAAP also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date.

The following table summarizes the fair values of the assets acquired at the acquisition date:

Cash and cash equivalents	$7,060

Net assets acquired	$7,060

The fair value of the purchase price of the business of $40,500 exceeded the fair value of the identifiable assets acquired of $7,060. Consequently, the Company recorded goodwill of $33,440 related to the acquisition. The financial statements for Hickman Geological Consulting LLC are provided in Note 9.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (unaudited)

September 30, 2019 and 2018

NOTE 5.	CONVERTIBLE NOTES

The Company engaged GPL Ventures, LLC/Minivest for crowdsourcing related to the Regulation A. The consideration for that retention was a $100,000 convertible note yielding 8% with a maturity dated May 2018. The Company recorded interest expense relating to this note in the amount of $2,369 and $2,188 for the three months ended September 30, 2019 and 2018.

GPL Ventures, LLC/Minivest has the right, commencing on the issuance date of this note, to convert any part of the outstanding interest or principal amount of this note into fully paid and non-assessable shares of common stock. The conversion price shall equal 50% of the lowest trading price during the valuation period, and the conversion amount shall be the amount of principal or interest electively converted in the conversion notice. The total number of shares due under any conversion notice will be equal to the conversion amount divided by the conversion price.

NOTE 6.	STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 1,000,000,000 shares of Preferred Stock with a par value of $0.001 per share. As of the three months ending September 30, 2019 and 2018 790,500,000 and 750,000,000 shares are issued and outstanding.

Common B Stock

The Company has authorized 2,000,000,000 shares of Common B Stock with a par value of $0.001 per share. As of the three months ending September 30, 2019 and 2018 12,500,000 shares are issued and outstanding.

Common Stock

The Company has issued 163,143,990 shares of Common Stock of the total authorized amount of 1,500,000,000 shares. As of the three months ending September 30, 2019 and 2018, 138,143,990 and 81,643,990 shares are outstanding. For each common share, $0.001 is allocated to par value.

The Company issued 0 and 1,500,000 shares of Common Stock in lieu of compensation for the three months ending September 30, 2019 and 2018. The issue price average was $0.000 and $0.007 per share totaling compensation expense of $0 and $10,500 for the three months ending September 30, 2019 and 2018.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (unaudited)

September 30, 2019 and 2018

Stock Option Plan

As discussed in Note 1, the Company established a stock option plan during 2017 and management reserved a pool of 20,000,000 shares of Common Stock to be issued when the options are exercised.

The Company granted stock options as follows:

Issue Date	Options Issued	Common Stock Purchase Price
September 6, 2017	250,000	$0.0750
September 7, 2017	3,500,000	$0.0750
September 7, 2017	5,000,000	$0.0750
December 12, 2017	500,000	$0.0740
January 5, 2018	750,000	$0.0850
October 3, 2018	9,750,000	$0.0065
	19,750,000

The options fully vest two years from the grant date and are exercisable from then through a period of ten years from the date of grant. Using the Black-Scholes option pricing model, management has determined that the options issued in 2017 and 2018 have a value of $.046, $.056, $.056, $.080, $.080 and $.004 per share, respectively. Total compensation cost is $11,500, $196,000, $280,000, $40,000, $60,000 and $39,000, respectively. Compensation cost will be recognized after the options fully vest in two years. The Company did not recognized stock option-based compensation in the three months ended September 30, 2019 and 2018. The options purchase price was higher than the trading price.

As of September 30, 2019, unrecognized compensation cost related to nonvested awards totaled $626,500. Of this amount, $527,500 will be recognized in 2019, $99,000 in 2020. No compensation cost was recognized due to the purchase price of the option being higher than the trading price. The weighted average period over which this remaining compensation cost will be recognized is 0.49 years.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (unaudited)

September 30, 2019 and 2018

The following is an analysis of options to purchase shares of the Company’s stock issued and outstanding:

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	Total Options	Weighted Average Exercise Price	Total Options	Weighted Average Exercise Price
Outstanding at July 1	19,750,000	$0.0415	10,000,000		$0.0757
Granted
Exercised
Expired/cancelled
Forfeited
Outstanding at September 30	19,750,000	$0.0415	10,000,000		$0.0757
Options exercisable, September 30	8,750,000	$0.0750	-	$

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
	Nonvested Options	Weighted Average Fair Value	Nonvested Options	Weighted Average Fair Value
Nonvested options
Nonvested options, July 1	19,750,000	$0.0318	10,000,000	$0.0587
Granted
Vested	8,750,000	0.0557
Forfeited
Nonvested options, September 30	11,000,000	$0.0126	10,000,000	$0.0587

Options for 19,750,000 shares, granted September 6, 2017 through October 3, 2018 will vest over the next 2 years and expire during the year ended December 31, 2028.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES

Notes to the Consolidated Financial Statements (unaudited)

September 30, 2019 and 2018

NOTE 7.	INCOME TAXES

Income taxes are comprised of current taxes on income calculated on the results reported for tax purposes.

Income tax expense (benefit) consists of the following:

	Three Months Ended September 30, 2019		Three Months Ended September 30, 2018
Current: Federal
Federal		$4,144		$6,228
State		1,971		2,963
		6,115		9,191
Decrease in valuation allowance		(6,115)		(9,191)
Total federal and state income taxes	$		$

A valuation allowance is provided to reduce the income tax expense (benefit) to a level, which, more likely than not, will be realized.

NOTE 8.	CONCENTRATIONS OF CREDIT RISK

As of September 30, 2019, three major customer accounted for $35,574 of trade accounts receivable and 66% of revenue.

The Company maintains cash accounts in one commercial bank. As of September 30, 2019, the amount on deposit that exceed the insurance limits for the Federal Deposit Insurance Corporation in the commercial bank is $0.

NOTE 9.	FINANCIAL STATEMENTS OF ACQUISITION (UNAUDITED)

Hickman Geological Consulting, LLC

Statement of Income (Unaudited)

Six Months Ended June 30, 2019

2019
Revenue
Mineral Valuations	39,350
Geotechnical Services	153,427
Royalty Income	197
Expert Witness	14,550
Geological Services	27,210
Total Revenue	234,734

Cost of Goods Sold
Geological Software	576
Total Cost of Goods Sold	576

Gross Profit	234,159

Operating Expenses
Selling, General, and Administrative
Wages and salaries	-
Outside services	38,102
Meals & Entertainment, Dues, Administrative	9,607
Insurance	1,727
Total Selling, General, and Administrative Expenses	49,436

Total Operating Expenses	49,436

Net Income	184,723

Hickman Geological Consulting, LLC

Balance Sheet as of June 30, 2019

2019
Assets
Current assets:
Cash	7,204
Accounts Receivable	-
Prepaid expenses	-
Inventory	-
Total current assets	7,204

Property & Equipment	-
Goodwill	-
Total Assets	7,204

Liabilities
Current liabilities:
Accounts Payable	-
Accrued expenses	-
Unearned Revenue	-
Other Currrent Liabilities	-
Total current liabilities	3,112

Long-term debt	-
Other long-term liabilities	-
Total Liabilities	3,112

Shareholder’s Equity
Owner Distribution	(192,269)
Current Year Profit & Loss	184,723
Retained Earnings	14,751
Shareholder’s Equity	7,204
Total Liabilities & Shareholder’s Equity	7,204

Hickman Geological Consulting, LLC

Statements of Cash Flows (Unaudited)

Six Months Ended June 30, 2019

2019
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	57,315
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	184,723
Adjustments to Net Income	-
Owner Distribution	(192,269)
Changes in Accounts Receivable	-
Changes in Inventories	-
Changes in Other Operating Activities
Other Adjustments
Change in Payroll Liability	(42,564)
Depreciation	-
Interest Expense	-
Total Cash Flow From Operating Activities	(50,110)

CASH FLOW FROM INVESTING ACTIVITIES
Investments	-
Net proceeds from Sale of Assets	-
Additions to Property, Plant, & Equipment	-
Other Cash Flows From Investing Activities	-
Total Cash Flow From Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends Paid	-
Net Borrowings	-
Other Cash Flows From Financing Activities	-
Total Cash Flow From Financing Activities	-

NET INCREASE (DECREASE) IN CASH	(50,110)
Cash and Cash Equivalents, Beginning of Period	57,315
Cash and Cash Equivalents, End of Period	7,204

Hickman Geological Consulting, LLC

Statements of Change in Stockholders’ Equity (Deficiency) (Unaudited)

Six Months Ended June 30, 2019

	Units	Additional Paid-In Capital	Accumulated Deficit	Stockholder’s Equity (Deficiency)
BALANCE, January 1, 2018	100	-	-	$50,513

Retained Earnings	-	-	-	$(35,762)

BALANCE, December 31, 2018	100	-	-	14,751

Retained Earnings	-	-	-	$(7,547)

BALANCE, June 30, 2019	100	-	-	$7,204

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES AND HICKMAN GEOLOGICAL CONSULTING, LLC

Consolidated Statements of Income (Unaudited)

Six Months Ended June 30, 2019

	2019 AEPT	2019 HGC	2019 CONSOLIDATION

SALES	$29,506	$234,734	$264,240

COST OF GOODS SOLD	-	-	-

GROSS PROFIT	29,506	234,734	264,240

OPERATING EXPENSES
Advertising & promotion	-	-	-
Automobile expense	-	-	-
Bank charges	399	-	399
Compensation	154,500	-	154,500
Depletion expense	1,314	-	1,314
Dues & subscriptions	2,423	576	2,999
Insurance	-	1,727	1,727
Interest expense	4,598	-	4,598
Meals & entertainment	277	9,607	9,884
Office expense	60	-	60
Postage	7	-	7
Professional fees	38,068	38,102	76,170
Repair & maintenance	5,774	-	5,774
Rent expense	60	-	60
Royalties	2,630	-	2,630
Travel expense	971	-	971
Utilities	61		61
TOTAL OPERATING EXPENSES	211,142	50,011	261,153

OPERATING LOSS	(181,636)	184,723	3,087

OTHER INCOME
Gain from sale of equipment	-	-	-
Loss on investment write off	-	-	-
Miscellaneous income	-	-	-
TOTAL OTHER INCOME (EXPENSES)	-	-	-

NET INCOME (LOSS)	$(181,636)	$184,723	$3,087

See Notes to Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES AND HICKMAN GEOLOGICAL CONSULTING, LLC

Consolidated Balance Sheets (Unaudited)

Six Months Ended June 30, 2019

	AEPT	HGC	Consolidated
	Six Months	Six Months	Six Months
	Ended	Ended	Ended
	June 30, 2019	June 30, 2019	June 30, 2019

ASSETS

CURRENT ASSETS
Cash	$1,983	$7,204	$9,187
Accounts receivable	11,000	-	11,000
TOTAL CURRENT ASSETS	12,983	7,204	20,187

PROPERTY AND EQUIPMENT, NET	74,333	-	74,333

TOTAL ASSETS	$87,316	$7,204	$94,520

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	$61,068	$-	$61,068
Interest payable	18,424	-	18,424
Convertible notes	100,000	-	100,000
TOTAL CURRENT LIABILITIES	179,492	-	179,492

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock ($.001 par value, 1,000,000,000 shares authorized, 750,000,000 issued and outstanding)	750,000	-	750,000
Common B stock ($.001 par value, 2,000,000,000 shares authorized, 12,500,000 issued and outstanding)	12,500	-	12,500
Common stock ($.001 par value, 1,500,000,000 shares authorized, 122,143,990 issued and 97,143,990 outstanding)	133,144	-	133,144
Additional paid in capital	1,408,770	-	1,408,770
Accumulated gain/deficit	(2,396,590)	7,204	(2,389,386)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(92,176)	7,204	(84,972)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$87,316	$7,204	$94,520

Hickman Geological Consulting, LLC

Statement of Income (Unaudited)

Years Ended December 31, 2018 and 2017

	2018	2017
Revenue
Mineral Valuations	86,553	76,220
Geotechnical Services	40,265	500
Royalty Income	169	-
Expert Witness	38,443	20,000
Geological Services	46,200	89,689
Mineral Sales	43,645	-
Total Revenue	255,275	186,409

Cost of Goods Sold
Geological Software	5,679	2,111
Total Cost of Goods Sold	5,679	2,111

Gross Profit	249,596	184,298

Operating Expenses
Selling, General, and Administrative
Wages and salaries	72,633	72,523
Outside services	27,000	8,958
Meals & Entertainment, Dues, Administrative	22,725	21,531
Insurance	1,727	1,426
Total Selling, General, and Administrative Expenses	124,085	104,438

Total Operating Expenses	124,085	104,438

Net Income	125,511	79,860

Hickman Geological Consulting, LLC

Balance Sheet as of December 31, 2018 and 2017 (unaudited)

	2018	2017
Assets
Current assets:
Cash	57,315	70,718
Accounts Receivable	-	-
Prepaid expenses	-	-
Inventory	-	-
Total current assets	57,315	70,718

Property & Equipment	-	-
Goodwill	-	-
Total Assets	57,315	70,718

Liabilities
Current liabilities:
Accounts Payable	-	-
Accrued expenses	-	-
Unearned Revenue	-	-
Other Currrent Liabilities	42,564	20,205
Total current liabilities	42,564	20,205

Long-term debt	-	-
Other long-term liabilities	-	-
Total Liabilities	42,564	20,205

Shareholder’s Equity
Owner Distribution	(161,273)	(39,424)
Current Year Profit & Loss	125,511	79,860
Retained Earnings	50,513	10,077
Shareholder’s Equity	14,751	50,513
Total Liabilities & Shareholder’s Equity	57,315	70,718

Hickman Geological Consulting, LLC

Statements of Cash Flows (Unaudited)

Years Ended December 31, 2018 and 2017

	2018	2017
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	70,718	28,423
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	125,511	79,860
Adjustments to Net Income	-	-
Owner Distribution	(161,273)	(39,424)
Changes in Accounts Receivable	-	-
Changes in Inventories	-	-
Changes in Other Operating Activities
Other Adjustments
Change in Payroll Liability	22,359	1,859
Depreciation	-	-
Interest Expense	-	-
Total Cash Flow From Operating Activities	(13,403)	42,295

CASH FLOW FROM INVESTING ACTIVITIES
Investments	-	-
Net proceeds from Sale of Assets	-	-
Additions to Property, Plant, & Equipment	-	-
Other Cash Flows From Investing Activities	-	-
Total Cash Flow From Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends Paid	-	-
Net Borrowings	-	-
Other Cash Flows From Financing Activities	-	-
Total Cash Flow From Financing Activities	-	-

NET INCREASE (DECREASE) IN CASH	(13,403)	42,295
Cash and Cash Equivalents, Beginning of Period	70,718	28,423
Cash and Cash Equivalents, End of Period	57,315	70,715

Hickman Geological Consulting, LLC

Statements of Change in Stockholders’ Equity (Deficiency) (Unaudited)

Years Ended December 31, 2018 and 2017

	Units	Additional Paid-In Capital	Accumulated Deficit	Stockholder’s Equity (Deficiency)
BALANCE, January 1, 2017	100	-	-	$10,077

Retained Earnings	-	-	-	$40,436

BALANCE, December 31, 2017	100	-	-	50,513

Retained Earnings	-	-	-	$(35,762)

BALANCE, December 31, 2018	100	-	-	$14,751

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES AND HICKMAN GEOLOGICAL CONSULTING, LLC

Consolidated Statements of Income (Unaudited)

Years Ended December 31, 2018

	2018 AEPT	2018 HGC	2018 CONSOLIDATION

SALES	$96,261	$255,275	$351,536

COST OF GOODS SOLD	-	-	-

GROSS PROFIT	96,261	255,275	351,536

OPERATING EXPENSES
Advertising & promotion	78,529	-	78,529
Automobile expense	32	-	32
Bank charges	8,894	-	8,894
Compensation	787,800	72,633	860,433
Depletion expense	1,585	-	1,585
Dues & subscriptions	17,867	5,679	23,546
Insurance	-	1,727	1,727
Interest expense	8,668	-	8,668
Meals & entertainment	1,896	22,725	24,621
Office expense	293	-	293
Postage	64	-	64
Professional fees	275,281	27,000	302,281
Repair & maintenance	20,432	-	20,432
Rent expense	116	-	116
Royalties	7,116	-	7,116
Travel expense	8,417	-	8,417
Utilities	119	-	119
TOTAL OPERATING EXPENSES	1,217,109	129,764	1,346,873

OPERATING LOSS	(1,120,848)	125,511	(995,337)

OTHER INCOME
Gain from sale of equipment	29,500	-	29,500
Loss on investment write off	-	-	-
Miscellaneous income	17,100	-	17,100
TOTAL OTHER INCOME (EXPENSES)	46,600	-	46,600

NET INCOME (LOSS)	$(1,074,248)	$125,511	$(948,737)

See Notes to Consolidated Financial Statements.

AMERICAN ENERGY PARTNERS, INC. AND SUBSIDIARIES AND HICKMAN GEOLOGICAL CONSULTING, LLC

Consolidated Balance Sheets (Unaudited)

December 31, 2018

	AEPT	HGC	2018 Consolidation
ASSETS

CURRENT ASSETS
Cash	$11,800	$57,315	$69,115
Accounts receivable	10,997	-	10,997
TOTAL CURRENT ASSETS	22,797	57,315	80,112

PROPERTY AND EQUIPMENT, NET	75,647	-	75,647

TOTAL ASSETS	$98,444	$57,315	$155,759

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	$49,658	$42,564	$92,222
Interest payable	13,826	-	13,826
Convertible notes	100,000	-	100,000
TOTAL CURRENT LIABILITIES	163,484	42,564	206,048

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock ($.001 par value, 1,000,000,000 shares authorized, 750,000,000 issued and outstanding)	750,000	-	750,000
Common B stock ($.001 par value, 2,000,000,000 shares authorized, 12,500,000 issued and outstanding)	12,500	-	12,500
Common stock ($.001 par value, 1,500,000,000 shares authorized, 122,143,990 issued and 97,143,990 outstanding)	97,144	-	97,144
Additional paid in capital	1,290,270	-	1,290,270
Accumulated gain/deficit	(2,214,954)	14,751	(2,200,203)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(65,040)	14,751	(50,289)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$98,444	$57,315	$155,759

Hickman Geological Consulting, LLC

Statement of Income (Unaudited)

Years Ended December 31, 2017 and 2016

	2017	2016
Revenue
Mineral Valuations	76,220	49,961
Geotechnical Services	500	2,500
Royalty Income	-	-
Expert Witness	20,000	-
Geological Services	89,689	77,446
Mineral Sales	-	-
Total Revenue	186,409	129,907

Cost of Goods Sold
Geological Software	2,111	469
Total Cost of Goods Sold	2,111	469

Gross Profit	184,298	129,438

Operating Expenses
Selling, General, and Administrative
Wages and salaries	72,523	51,524
Outside services	8,958	12,435
Meals & Entertainment, Dues, Administrative	21,531	28,805
Insurance	1,426	1,801
Total Selling, General, and Administrative Expenses	104,438	94,565

Total Operating Expenses	104,438	94,565

Net Income	79,860	34,873

Hickman Geological Consulting, LLC

Balance Sheet as of December 31, 2017 and 2016 (unaudited)

	2017	2016
Assets
Current assets:
Cash	70,718	28,423
Accounts Receivable	-	-
Prepaid expenses	-	-
Inventory	-	-
Total current assets	70,718	28,423

Property & Equipment	-	-
Goodwill	-	-
Total Assets	70,718	28,423

Liabilities
Current liabilities:
Accounts Payable	-	-
Accrued expenses	-	-
Unearned Revenue	-	-
Other Currrent Liabilities	20,205	18,346
Total current liabilities	20,205	18,346

Long-term debt	-	-
Other long-term liabilities	-	-
Total Liabilities	20,205	18,346

Shareholder’s Equity
Owner Distribution	(39,424)	(27,818)
Current Year P&L	79,860	34,873
Retained Earnings	10,077	3,022
Shareholder’s Equity	50,513	10,077
Total Liabilities & Shareholder’s Equity	70,718	28,423

Hickman Geological Consulting, LLC

Statements of Cash Flows (Unaudited)

Years Ended December 31, 2017 and 2016

	2017	2016
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,423	23,703
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	79,860	34,873
Adjustments to Net Income	-	-
Owner Distribution	(39,424)	(27,818)
Changes in Accounts Receivable	-	-
Changes in Inventories	-	-
Changes in Other Operating Activities
Other Adjustments
Change in Payroll Liability	1,859	(2,335)
Depreciation	-	-
Interest Expense	-	-
Total Cash Flow From Operating Activities	42,295	4,720

CASH FLOW FROM INVESTING ACTIVITIES
Investments	-	-
Net proceeds from Sale of Assets	-	-
Additions to Property, Plant, & Equipment	-	-
Other Cash Flows From Investing Activities	-	-
Total Cash Flow From Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends Paid	-	-
Net Borrowings	-	-
Other Cash Flows From Financing Activities	-	-
Total Cash Flow From Financing Activities	-	-

NET INCREASE (DECREASE) IN CASH	42,295	4,720
Cash and Cash Equivalents, Beginning of Period	28,423	23,703
Cash and Cash Equivalents, End of Period	70,718	28,423

Hickman Geological Consulting, LLC

Statements of Change in Stockholders’ Equity (Deficiency) (Unaudited)

Years Ended December 31, 2017 and 2016

	Units	Additional Paid-In Capital	Accumulated Deficit	Stockholder’s Equity (Deficiency)
BALANCE, January 1, 2016	100	-	-	$7,055

Retained Earnings	-	-	-	$3,022

BALANCE, December 31, 2016	100	-	-	10,077

Retained Earnings	-	-	-	$40,436

BALANCE, December 31, 2017	100	-	-	$50,513

PART III—EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
2.1	Articles of Incorporation (incorporated by reference to Exhibit 2.1. to Form 1-A filed by the Company on August 29, 2017)
2.2	Bylaws (incorporated by reference to Exhibit 2.2. to Form 1-A filed by the Company on August 29, 2017)
6.1	Employment Agreement for Brad Domitrovitsch (incorporated by reference to Exhibit 6.1. to Form 1-A filed by the Company on August 29, 2017)
6.2	Patent Application (incorporated by reference to Exhibit 6.2. to Form 1-A filed by the Company on August 29, 2017)
6.3	Mocanaqua Abandoned Mine Drainage (AMD) Tunnel contract (incorporated by reference to Exhibit 6.3. to Form 1-A filed by the Company on August 29, 2017)
11.2	Consent of Carmel, Milazzo & DiChiara LLP (included in Exhibit 12.1)
12.1	The opinion of Carmel, Milazzo & DiChiara LLP*
15.1	List of oil and gas wells of Gilbert Oil & Gas Company, LLC

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on December 26, 2019.

(Exact name of issuer as specified in its charter):	American Energy Partners, Inc.

By (Signature and Title):	/s/ Brad Domitrovitsch
Chief Executive Officer (Principal Executive Officer).

(Exact name of issuer as specified in its charter):	American Energy Partners, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Brad Domitrovitsch
(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	December 26, 2019

SIGNATURES OF DIRECTORS

DIRECTORS:

/s/ Brad Domitrovitsch	December 26, 2019
Brad Domitrovitsch	Date

/s/ Josh C. Hickman	December 26, 2019
Josh Hickman	Date

/s/ John Rattaporn Pippy	December 26, 2019
John Rattaporn Pippy	Date

/s/ Damian Georgino	December 26, 2019
Damian Georgino	Date

III-2